                                                                   Exhibit 4.8




                                 LOAN AGREEMENT

                                      for a

                             MULTI-CURRENCY FACILITY

                                       to

                          CARRIER 1 INTERNATIONAL S.A.
                                   as Borrower


                                      with


                              NORTEL NETWORKS INC.
                                    as Agent





   FOR THE PURPOSES OF ARTICLE 1 OF THE PROTOCOL ANNEXED TO THE CONVENTION ON JURISDICTION AND THE ENFORCEMENT OF JUDGMENTS IN CIVIL AND COMMERCIAL MATTERS
        SIGNED AT BRUSSELS ON SEPTEMBER 27, 1968, CARRIER 1 INTERNATIONAL
   S.A. EXPRESSLY AND SPECIFICALLY AGREES TO CLAUSE 19 OF THIS LOAN AGREEMENT

                    TERJE NORDAHL           KEES VAN OPHEM
                          CARRIER 1 INTERNATIONAL S.A.




                                   NORTON ROSE
                                     London

                                    CONTENTS


CLAUSE                                            HEADING                                           PAGE



1        Purpose and definitions.......................................................................6
         1.1      Purpose..............................................................................6
         1.2      Definitions..........................................................................6
         1.3      Headings............................................................................36
         1.4      Construction of certain terms.......................................................37
         1.5      Majority Lenders....................................................................38
         1.6      Agent's opinion.....................................................................38
         1.7      Unrestricted Subsidiary.............................................................38
         1.8      Restricted Subsidiary...............................................................39
         1.9      Guarantee of Unrestricted Subsidiary................................................39
         1.10     Currency Exchange Calculations......................................................39

2        The Facility.................................................................................41
         2.1      Amount..............................................................................41
         2.2      Obligations several.................................................................41
         2.3      Interests several...................................................................42

3        Conditions...................................................................................43
         3.1      Documents and evidence..............................................................43
         3.2      General conditions precedent........................................................43
         3.3      Waiver of conditions precedent......................................................43
         3.4      Notification........................................................................43

4        Advances; currencies.........................................................................44
         4.1      Maximum outstandings................................................................44
         4.2      Purpose of Advances.................................................................44
         4.3      Drawdown............................................................................44
         4.4      Amount..............................................................................45
         4.5      Selection of currencies.............................................................46
         4.6      Currency Amounts....................................................................46
         4.7      Notification to Lenders.............................................................47
         4.8      Application of proceeds.............................................................47

5        Interest; alternative interest rates.........................................................48
         5.1      Normal interest rate................................................................48
         5.2      Selection of Interest Periods.......................................................48
         5.3      Determination of Interest Periods...................................................48
         5.4      Default Interest....................................................................48
         5.5      Notification of interest rate.......................................................49
         5.6      Reference Bank quotations...........................................................49
         5.8      Secured/ Unsecured Advances and Calculation of Margin...............................50

6        Repayment, prepayment and cancellation.......................................................52
         6.1      Repayment...........................................................................52
         6.2      Voluntary prepayment................................................................52
         6.3      Application of prepayments..........................................................52
         6.4      Amounts payable on prepayment.......................................................52
         6.5      Notice of prepayment................................................................52
         6.6      Cancellation of Commitments.........................................................52
         6.7      Termination of Commitments..........................................................53
         6.8      Mandatory Prepayments/Cancellation..................................................53
         6.9      Additional Mandatory Prepayments....................................................56

7        Fees and expenses............................................................................57
         7.1      Fees................................................................................57
         7.2      Expenses............................................................................57
         7.3      Value Added Tax.....................................................................57
         7.4      Stamp and other duties..............................................................58

8        Payments and Taxes; accounts and calculations................................................59
         8.1      No set-off or counterclaim; distribution to the Lenders.............................59
         8.2      Payments by the Lenders.............................................................59
         8.3      Non-Banking Days....................................................................59
         8.4      Agent may assume receipt............................................................59
         8.5      Grossing-up for Taxes...............................................................60
         8.6      Qualifying Persons..................................................................60
         8.7      Claw-back of Tax benefit............................................................61
         8.8      Rules Concerning Additional Amounts.................................................61
         8.9      Bank accounts.......................................................................62
         8.10     Partial payments....................................................................62
         8.11     Calculations........................................................................63
         8.12     Certificates prima facie............................................................63
         8.13     Effect of monetary union............................................................63

9        Subsidiary Guarantee.........................................................................65

10       Representations and warranties...............................................................66
         10.1     Repeated representations and warranties.............................................66
         10.2     Repetition..........................................................................69

11       Undertakings.................................................................................70
         11.1     Positive Covenants..................................................................70
         11.2     Negative covenants..................................................................72
         11.3     No Consolidations etc...............................................................88
         11.4     Consolidations......................................................................89
         11.5     Further Restrictions on Consolidations..............................................89

12       Events of Default............................................................................90
         12.1     Events of Default...................................................................90
         12.2     Acceleration........................................................................91
         12.3     Demand basis........................................................................92

13       Indemnities..................................................................................93
         13.1     Miscellaneous indemnities...........................................................93
         13.2     Currency of account; currency indemnity.............................................93
         13.3     ECB Reserve Requirements............................................................94

14       Unlawfulness and increased costs; mitigation.................................................95
         14.1     Unlawfulness........................................................................95
         14.2     Increased costs.....................................................................95
         14.3     Exceptions..........................................................................97
         14.4     Mitigation..........................................................................97

15       Set-off and pro rata payments................................................................99
         15.1     Set-off.............................................................................99
         15.2     Pro rata payments...................................................................99
         15.3     No release.........................................................................100
         15.4     No charge..........................................................................100

16       Assignment, substitution and lending offices................................................101
         16.1     Benefit and burden.................................................................101
         16.2     No assignment by Obligors..........................................................101
         16.3     Substitution.......................................................................101
         16.4     Reliance on Transfer Certificate...................................................102
         16.5     Authorisation of Agent.............................................................102
         16.6     Construction of certain references.................................................102
         16.7     Lending offices....................................................................103
         16.8     Disclosure of information..........................................................103
         16.9     Confidentiality undertaking........................................................103
         16.10    Restrictions on transfers..........................................................104

17       Agent, Security Trustee and Reference Bank..................................................105
         17.1     Appointment of Agent...............................................................105
         17.2     Agent's actions....................................................................105
         17.3     Agent's duties.....................................................................105
         17.4     Agent's rights.....................................................................106
         17.5     No liability of Security Trustee and Agent.........................................107
         17.6     Non-reliance on  Security Trustee or Agent.........................................108
         17.7     No Responsibility on Security Trustee or Agent for any Security
                  Provider's performance.............................................................108
         17.8     Reliance on documents and professional advice......................................108
         17.9     Other dealings.....................................................................109
         17.10    Rights of Agent and Security Trustee as Lender; no partnership.....................109
         17.11    Amendments; waivers................................................................109
         17.12    Reimbursement and indemnity by Lenders.............................................110
         17.13    Retirement of Agent................................................................111
         17.14    Security Trustee as Joint Creditor.................................................111

18       Notices and other matters...................................................................114
         18.1     Notices............................................................................114
         18.2     Notices through the Agent..........................................................115
         18.3     No implied waivers, remedies cumulative............................................115


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
         18.4     English translations...............................................................115
         18.5     Counterparts.......................................................................115

19       Governing law and jurisdiction..............................................................116
         19.1     Law................................................................................116
         19.2     Submission to jurisdiction.........................................................116
         19.3     Agent for service of process.......................................................116



SCHEDULE

1        The Lenders and their Commitments...........................................................117

2        Part A Form of Drawdown Notice -  Supplier Financing........................................118
         Part     B Form of Drawdown Notice - Supplier Re-financing..................................120
         Part     C Form of Drawdown Notice - Non-Supplier Financing.................................122
         Part     D Form of Drawdown Notice - Non-Supplier Refinancing...............................124

3        Part A - Documents and evidence required as conditions precedent to the first Advance.......126
         Part     B - Documents and evidence to be delivered by the Borrower.........................129

4        Calculation of Additional Cost..............................................................130

5        Form of Transfer Certificate................................................................132

6        Documents and Evidence to be delivered by a Guarantor.......................................135

7        Agent's Letter..............................................................................136

THIS AGREEMENT is dated    25  June 1999 and is made BETWEEN:

(1)      CARRIER 1 INTERNATIONAL S.A. as Borrower;

(2) THE LENDERS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1;

(3)      NORTEL NETWORKS INC. as Agent; and

(4) any person who may, from time to time, accede to this Agreement as security trustee for the Finance Parties under the Security Trust Deed as Security Trustee.

IT IS AGREED as follows:

1        PURPOSE AND DEFINITIONS

1.1      PURPOSE

         This Agreement sets out the terms and conditions upon and subject to which the Lenders agree, according to their several obligations, to make available to the Borrower a senior revolving credit facility for the purposes set out in clause 4.2.

1.2      DEFINITIONS

         In this Agreement, subject to clause 1.4(k) and unless the context otherwise requires:

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or consolidated with a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition;

         "ADDITIONAL COST" means in relation to any period relating to any Advance a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

         "ADDITIONAL NOTES" means Notes which may, from time to time, be issued pursuant to section 2.15 of either Indenture after the Closing Date (other than Exchange Notes, as defined in either Indenture);

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Borrower and its Restricted Subsidiaries (less applicable depreciation, amortisation and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with
         GAAP), after deducting therefrom:

         (a) all current liabilities of the Borrower and its Restricted Subsidiaries (excluding inter-company items); and

         (b) all goodwill, trade names, trademarks, patents, unamortised debt discount and expenses and other like intangibles,

         all as set forth in the most recent quarterly or annual consolidated balance sheet of the Borrower and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission and provided to the Agent;

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

         (a) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during such period and
                  (y) with respect to net losses, to the extent of the amount of Investments made by the Borrower or any Restricted Subsidiary in such Person during such period;

         (b) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (C) of clause 11.2(b) (and in such case, except to the extent included pursuant to paragraph (a) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Restricted Subsidiaries;

         (c) the net income of any Restricted Subsidiary other than a Permanent Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted (after giving effect to any effective waiver, consent or approval) by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

         (d) any gains or losses attributable to Asset Sales (without regard to paragraph (iii) or (iv) in the proviso to the definition thereof);

         (e) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (C) of clause 11.2(b), any amount paid or accrued as dividends on Preferred Stock of the Borrower or any Restricted Subsidiary owned by Persons other than the Borrower and any of its Restricted Subsidiaries;

         (f) all extraordinary gains and extraordinary losses or extraordinary charges;

         (g) any compensation expense to the extent paid or payable solely with Capital Stock (other than Disqualified Stock) of the Borrower or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Borrower; and

         (h)      the cumulative effect of a change in accounting principles;

         "ADVANCE" means each borrowing of a portion of the Commitments by a Borrower by way of advance or (as the context may require) the principal amount of such borrowing for the time being;

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person;

         "AGENT" means Nortel Networks Inc. of Delaware, USA whose registered office is at CT Corporation System, Corporate Trust Ctr, 1209 Orange Street, Wilmington, Delaware, US 19801 or such other person as may be appointed agent for the Lenders pursuant to clause 17;

          "ASSET ACQUISITION" means:

         (a) an investment by the Borrower or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Borrower or any of its Restricted Subsidiaries provided that such Person's primary business is related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such investment, as determined in good faith by the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution); or

         (b) an acquisition by the Borrower or any of its Restricted Subsidiaries of the property and assets of any Person other than the Borrower or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such acquisition, as determined in good faith by the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution);

         "ASSET DISPOSITION" means the sale or other disposition by the Borrower or any of its Restricted Subsidiaries (other than to the Borrower or another Restricted Subsidiary) of:

         (a) all or substantially all of the Capital Stock of any Restricted Subsidiary; or

         (b) all or substantially all of the assets that constitute a division or line of business of the Borrower or any of its Restricted Subsidiaries;

         "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Borrower or any of its Restricted Subsidiaries to any Person other than the Borrower or any of its Restricted Subsidiaries of:

         (a)      all or any of the Capital Stock of any Restricted Subsidiary;

         (b) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Restricted Subsidiaries; or

         (c) any other property and assets (other than the Capital Stock of or any other Investment in an Unrestricted Subsidiary) of the Borrower or any of its Restricted Subsidiaries outside the ordinary course of business of the Borrower or such Restricted Subsidiary, provided that "ASSET SALE" shall not include:

                  (i) sales, transfers or other dispositions of Temporary Cash Investments, inventory, receivables and other current assets;

                  (ii) sales, transfers or other dispositions of assets constituting a Restricted Payment (or a transaction excluded from the definition of the term "Restricted Payments") permitted to be made under clause 11.2(b);

                  (iii) sales, transfers or other dispositions of assets with a fair market value (as certified in a Certificate) not in excess of $2 million in any transaction or series of related transactions; or

                  (iv) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in sub-paragraph 2) of paragraph (A) of the proviso to paragraph (ii) of clause 11.2(j);

         "ASSOCIATED COMPANY" of a person means:

         (a) any other person which is directly or indirectly controlled by, under common control with or controlling such person; or

         (b) any other person owning beneficially and/or legally, directly or indirectly, 10 per cent. or more of the equity interest in such person or 10 per cent. of whose equity interest is owned beneficially and/or legally directly or indirectly by such person, and for the purposes of this definition the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of interests or voting securities, by contract or otherwise;

         "AUTHORISED OFFICER" means that officer or officers of the relevant Obligor authorised to sign Certificates, Drawdown Notices and other notices, requests, or confirmations referred to in this Agreement or relating to the Facility;

         "AVAILABLE FACILITY AMOUNT" means at any time the amount by which the Facility Amount exceeds the aggregate Dollar Amount of the Loan (the Dollar Amount of the Loan being calculated in accordance with clause 4.6(c));

         "AVERAGE LIFE" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

         (a) the sum of the products of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (ii) the amount of such principal payment; by

         (b)      the sum of all such principal payments;

         "BANKING DAY" means a day (other than Saturday or Sunday) on which dealings in deposits in the relevant Optional Currency are carried on in the London Interbank Market and (if any calculation in respect of, or transfer of funds in an Optional Currency is required to be made on such day) on which banks and foreign exchange markets are open for business in the City of London, New York City and the principal financial centre in the jurisdiction of the Optional Currency concerned;

         "BOARD OF DIRECTORS" means the Board of Directors of the Borrower;

         "BOARD RESOLUTION" means a resolution of the Board of Directors of the Borrower which has been duly adopted by the Board of Directors and is in full force and effect on the date of such adoption and at the date of delivery of a copy thereof to the Agent under this Agreement;

         "BORROWER" means Carrier 1 International S.A., a societe anonyme organised under the laws of the Grand Duchy of Luxembourg;

         "BORROWINGS" has the same definition as "Indebtedness" except that the last three words of paragraph (d) shall be amended to read "... including Trade Payables";

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which the commercial banks in the City of New York, in Frankfurt or in the city of the principal office of the Agent are authorised by law to close;

         "BUSINESS PLAN" means the business plan in respect of the Group (version 12.4) for the period 1998 to 2005;

         "CAPITALISED LEASE" means, with respect to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee is, under GAAP, required to be capitalised on the balance sheet of such Person;

         "CAPITALISED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalised Lease;

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter;

         "CERTIFICATE" means, in respect of a corporate entity, a certificate signed by two executive officers of such entity;

         "CHANGE OF CONTROL" means such time as:

         (a) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35 per cent. (50 per cent., if the Permitted Holders hold more than 35 per cent. of the voting power of the Voting Stock of the Borrower on a fully diluted basis) of the total voting power of the Voting Stock of the Borrower on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Borrower, on a fully diluted basis, than is held by Permitted Holders on such date; or

         (b) during any period of two consecutive years beginning on or after the Closing Date, individuals who at the beginning of such period were members of the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office;

         "CLOSING DATE" means February 19, 1999;

         "COLLATERAL INSTRUMENTS" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any Indebtedness or liabilities under this Agreement;

          "COMMISSION" means the Securities and Exchange Commission of the United States of America, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time;

         "COMMITMENT" means, in relation to a Lender, at any relevant time the percentage set opposite its name in schedule 1 and/or, in the case of a Transferee, the amount transferred as specified in the relevant Transfer Certificate, as reduced, in each case, by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Lender's Commitment shall be construed as a reference to that Lender's Commitment immediately prior to such reduction to zero;

         "CONSOLIDATED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

         (a)      Consolidated Interest Expense;

         (b)      provision for all taxes based on income, profits or capital;

         (c)      depreciation expense;

         (d) amortisation expense (including but not limited to amortisation of goodwill and intangibles and amortisation and write-off of financing costs); and

         (e) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by (GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than any item reversing, offsetting or reducing any such accrual or reserve), all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in conformity with GAAP provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

         (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary; multiplied by

         (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Borrower or any of its Restricted Subsidiaries;

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortisation of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by the Borrower or any of its Restricted Subsidiaries) and the interest component of Capitalised Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Borrower and its Restricted Subsidiaries during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP;

         "CONSOLIDATED LEVERAGE RATIO" means, on any relevant date, the ratio of:

         (a) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding on such date; to

         (b) four times the amount of Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Borrower have been filed with the Commission and provided to the Agent under this Agreement (such quarter being the "QUARTER") provided that, in making the foregoing calculation:

                  (A) effect shall be given, in calculating the amount of Indebtedness outstanding on the date, to any Indebtedness to be Incurred on the date, or to be repaid, repurchased, redeemed or otherwise retired or discharged on the date;

                  (B) effect shall be given to Asset Dispositions and Asset Acquisitions (including giving effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Transaction Date (the "REFERENCE PERIOD"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

                  (C) effect shall be given to Asset Dispositions and Asset Acquisitions (including giving effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into, or consolidated with, the Borrower or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period provided that to the extent that paragraph (B) or (C) of this definition requires that effect be given to an Asset Acquisition or Asset Disposition, such calculation shall be based upon the full fiscal quarter immediately preceding the relevant date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available;

         "CONSOLIDATED NET WORTH" means, at any date of determination, shareholders' equity (plus, to the extent not otherwise included, Preferred Stock of the Borrower) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Borrower and its Restricted Subsidiaries

         (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Borrower or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52);

         "CONTRIBUTION" means, in relation to a Lender, the principal amount of the Advances owing to such Lender at any relevant time;

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or any other similar agreement or arrangement;

         "DEFAULT" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 12.1), constitute an Event of Default;

         "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

         (a) required to be redeemed prior to the Stated Maturity of the Loan;

         (b) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Loan; or

         (c) convertible into or exchangeable for Capital Stock referred to in paragraphs (a) or (b) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Loan provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the Stated Maturity of the Loan shall not constitute Disqualified Stock if the Borrower can show, to the satisfaction of the Agent, that such Capital Stock would not constitute Disqualified Stock under this Agreement;

         "DOLLAR AMOUNT" means in relation to an Advance, the Loan or any part of the Loan drawn down or to be drawn down and if denominated in:

         (a) Dollars, the amount of such Advance, the Loan (or part thereof) or any other amount;

         (b) an Optional Currency, the amount in Dollars which would be required to purchase the principal amount of that Advance, the Loan or such part of the Loan (as determined in accordance with clause 4.6);

         "DOLLAR NOTE" has the meaning given to it in the Indentures;

         "DOLLARS" and "$" mean the lawful currency for the time being of the United States of America;

         "DRAWDOWN DATE" means the date, being a Banking Day falling within the Drawdown Period, on which an Advance is or is to be drawn down;

         "DRAWDOWN NOTICE" means a notice in the form or substantially in the form of the appropriate part of schedule 2 (and the appropriate part shall be determined by reference to clause 4.3) duly completed with particulars of the relevant Advance;

         "DRAWDOWN PERIOD" means the period from the date of this Agreement and ending on whichever is the earlier of:

         (a)      Termination Date; and

         (b)      the date on which:

                  (i) the Borrower cancels the whole of the undrawn Commitments under clause 6; or

                  (ii) the Total Commitments are reduced to zero pursuant to clauses 6, 12.2 or 14.1;

         "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person but does not include liens arising in the ordinary course of trading by operation of law;

         "END OF  TERM AMOUNT" means the lesser of:

         (a)      $75 million; and

         (b) the Dollar Amount of the Loan outstanding as at the Termination Date;

         "ENVIRONMENTAL CLAIM" means any claim, notice of prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

         "ENVIRONMENTAL LAW" means all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or of any governmental authority or agency or any other regulatory or other body in any jurisdiction relating to Environmental Matters;

         "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

         "ENVIRONMENTAL MATTERS" means:

         (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any Relevant Substance;

         (b) nuisance, noise, defective premises, health and safety at work or elsewhere; and

         (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

         "EQUIPMENT" means any Switch, Transmission Equipment, Software and any other telecommunications equipment including, but for the avoidance of doubt, not limited to, equipment supplied or to be supplied under the Original Supply Contract;

         "EVENT OF DEFAULT" means any of the events or circumstances described in clause 12.1;

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, of the United States of America;

         "FACILITY" means the credit facility granted by the Lenders to the Borrower under this Agreement;

         "FACILITY AMOUNT" has the meaning given to it in clause 2.1(a);

         "FINAL MATURITY DATE" means 31 December 2004;

         "FINANCE DOCUMENTS" means this Agreement, the fee letter referred to in clause 7.1(a), any Transfer Certificates and any Security Document;

         "FINANCE PARTY" means each of the Agent, the Security Trustee and the Lenders;

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; provided, however, that all reports and other financial information provided by the Borrower to the Holders of the Notes or the Trustee shall be prepared in accordance with GAAP as in effect from time to time. All ratios and computations contained or referred to in this Agreement shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Agreement shall be made without giving effect to (a) the amortisation or write-off of any expenses incurred in connection with the offering of the Units and (b) the amortisation of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17;

         "GROUP" means the Borrower and its Subsidiaries;

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness, Borrowings or Indebtedness for Borrowed Money (as the case may be) of any other Person and, without limiting the generality of the foregoing, any such obligation, direct or indirect, contingent or otherwise, of such
         Person:

         (a) to purchase or pay (or advance or supply funds for the purchase or payment of such Indebtedness, Borrowings or Indebtedness for Borrowed Money (as the case may be) of) such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

         (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness, Borrowings or Indebtedness for Borrowed Money (as the case may be) of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business; the term Guarantee used as a verb shall have a corresponding meaning;

         "GUARANTEED INDEBTEDNESS" has the meaning given to it in clause
         11.2(e);

         "GUARANTEED LIABILITIES" means all moneys, obligations and liabilities of the Borrower under or pursuant to this Agreement, from time to time, guaranteed or Guaranteed or to be guaranteed or Guaranteed by any Subsidiary Guarantor;

         "HOLDER" means the registered holder of any Note;

         "HOLDING COMPANY" means, in relation to a Person, a Person of which that Person is a Subsidiary;

         "INCAPACITY" means, in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership or other incapacity of that person whatsoever;

         "INCUR" means, with respect to any Indebtedness or Borrowings, to incur, create, issue, assume, enter into any Guarantee of or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness or Borrowings, including an "INCURRENCE" by means of the acquisition of more than 50 per cent. of the Capital Stock of any Person provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness or Borrowings;

         "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication):

         (a)      all indebtedness of such Person for borrowed money;

         (b) all principal obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) or other similar instruments securing obligations (other than obligations described in (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not properly honoured and drawn upon or, if properly honoured and drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services excluding Trade Payables;

         (e)      all Capitalised Lease Obligations of such Person;

         (f) all Indebtedness of other Persons secured by a Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person provided that the amount of such Indebtedness of such Person shall be the lesser of:

                  (i) the fair market value of such asset at such date of determination; and

                  (ii)     the amount of such Indebtedness of such other
                           Persons;

         (g) all Indebtedness of other Persons Guaranteed by such Person provided that the amount of Indebtedness of such Person shall be the lesser of (i) the amount Guaranteed and (ii) the amount of such Indebtedness of such other Persons; and

         (h) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements, except if such agreements (i) are designed solely to protect the Borrower or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder provided that the amount of Indebtedness of any Person as described above at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortised portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that obligations for money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest, (C) that the amount of an obligation in respect of a letter of credit or other similar instrument is the aggregate undrawn and unexpired amount thereof plus the aggregate amount of drawings properly honoured thereunder that have not then been reimbursed; (D) that "Indebtedness" shall not include any liability for federal, state, local or other taxes; and (E) Indebtedness shall not be deemed to include any obligation arising from the honouring of a check, draft or similar instrument drawn against insufficient funds, provided that such obligation is extinguished within five Business Days of its Incurrence;

         "INDEBTEDNESS FOR BORROWED MONEY" means Indebtedness of a type described in clause (a), (b) or (e) of the definition of "Indebtedness";

          "INDENTURE" means each of:

         (a) a trust indenture dated 19 February 1999 in respect of 13 1/4 per cent. Senior Euro Notes due 2009, issued or to be issued by Carrier 1 International S.A.; and

         (b) a trust indenture dated 19 February 1999 in respect of 13 1/4 per cent. Senior Dollar Notes due 2009, issued or to be issued by Carrier 1 International S.A.;

         "INSOLVENT" means in relation to a Person:

         (a) when the relevant Person becomes insolvent, is subject to controlled management, is declared bankrupt, ceases payment of or is unable to pay all or any of its debts as they fall due;

         (b) when the relevant Person has an administrator, receiver or liquidator appointed over all or any substantial part of its assets;

         (c) when a substantial part of its assets is subject to sequestration, attachment or other process of enforcement;

         (d) when the relevant Person is subject to an application for declaration of bankruptcy or a liquidation;

         (e)      when the relevant Person is involuntarily in liquidation; or

         (f) when an event analogous to any of the above occurs in any jurisdiction;

         "INTERCONNECT AGREEMENTS" means, in respect of a Purchaser, the inter-connect agreements entered into from time to time between such Purchaser and the principal fixed line telephony operator in any Relevant Jurisdiction including each and every such inter-connect agreement delivered or to be delivered to the Agent pursuant to clauses 3 and/or 4.3(d) together with any replacement, substitute or supplemental inter-connect agreements entered into or to be entered into from time to time between such parties;

         "INTEREST PAYMENT DATE" means in relation to an Advance or, as the case may be, the Loan the last day of each Interest Period;

         "INTEREST PERIOD" means, in relation to an Advance or Loan, each period for the calculation of interest in respect of such Advance or Loan ascertained in accordance with clause 5;

         "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap or collar agreement, interest rate hedge agreement, option or future contract or any other similar agreement or arrangement;

         "INVESTMENT" means, in relation to any Person, any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement but excluding advances, loans or other extensions of credit to customers or suppliers in the ordinary course of business to the extent required by GAAP to be recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

         (a) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

         (b) the fair market value of the Capital Stock (or any other Investment), held by the Borrower or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of

                  Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments;

         "LENDERS" means the banks and financial institutions listed in schedule 1 and includes their successors in title and Transferees;

         "LIBOR" means, in relation to a particular period, the BBA Libor rate for deposits of the currency in question for a period equivalent to such period at or about 11 a.m. on the Quotation Date as displayed on the relevant Bloomberg Page (or any equivalent successor to such page), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent (which request shall be made by the Agent) at which each such Reference Bank was offering to prime banks in the London Interbank Market deposits in the currency of such amount at 11 a.m. on the Quotation Date for such period in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period;

         "LICENCES" means, in relation to a Purchaser, any licence, franchise and permit that:

         (a) is issued to such Purchaser (including issued by way of replacement or renewal (in whole or in part) of any previous licence, franchise or permit); and

         (b)      is material to the business of the Borrower or such Purchaser;

         "LOAN" means the aggregate principal amount owing to the Lenders under this Agreement at any relevant time;

         "MAJORITY LENDERS" means at any relevant time Lenders:

         (a) the aggregate of whose Contributions exceeds 51 per cent of the Advances; or

         (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds 51 per cent of the Total Commitments;

         "MANAGEMENT LNVESTOR" means any officer, director, employee or other member of the management of the Borrower or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives;

         "MARGIN" means the interest margin applicable to an Advance or to a Loan calculated in accordance with clause 5.8;

         "MATERIAL ADVERSE EFFECT" means an event or series of events which has had or would reasonably be expected to have a material adverse effect on:

         (a) the Borrower's ability to make payments when due in respect of any of its Indebtedness under this Agreement;

         (b) the financial viability of the Borrower and the Subsidiary Guarantors, if any, taken as a whole; or

         (c) the ability of the Lenders to exercise their rights under this Agreement;

         "MATERIAL AGREEMENT" means:

         (a)      each Interconnect Agreement;

         (b)      the Notes;

         (c) the Transmission Capacity Agreement between Hermes Europe Railtel (Ireland) Limited and Carrier1 AG dated 29 May 1998;

         (d) the Purchase Agreement between Siemens AG and Carrier1 Fibre Network GmbH dated 18 February 1999;

         (e)      the Construction and Maintenance Agreement relating to the TAT
                  - 14 Cable Network between, among others, Carrier1 AG dated 2 September 1998;

         (f) the Capacity Agreement and Wet & Dry Sale Agreement between Telemonde International Bandwidth (Bermuda) Limited and Carrier1 relating to the Gemini Network; and

         (g) the Shareholder Agreement of ViCaMe Infrastructure Development GmbH made between Viatel Inc., Carrier1 Fibre Network GmbH and Co. OHG and Metromedia Fibre Network GmbH,. dated 19 February 1999 together with all the Exhibits thereto;

         "MONTH" or "MONTHS" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that:

         (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month; and

         (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day, and "MONTHLY" shall be construed accordingly;

         "NECESSARY AUTHORISATIONS" means all approvals, authorisations and licences (excluding Licences) from, all rights granted by and all filings, registrations and agreements with any Person including any government or other regulatory authority which are material to the Borrower and its Restricted Subsidiaries taken as a whole;

         "NET CASH PROCEEDS" means:

         (a) with respect to any Asset Sale, the proceeds of such Asset Sale when received in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

                  (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

                  (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, including as a consequence of any transfer of funds in connection with the application thereof in accordance with clause 11.2(j);

                  (iii) payments made, or required to be made, to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by an Encumbrance on the property or assets sold, or (B) is required to be paid as a result of such Asset Sale;

                  (iv) all distributions and other payments required to be made to minority interest holders in a Restricted Subsidiary or joint venture as a result of such Asset Sale by or of such Restricted Subsidiary or joint venture, or to any other Person (other than the Borrower or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale; and

                  (v) appropriate amounts to be provided by the Borrower or any Restricted Subsidiary as a reserve against any liabilities or obligations associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

         (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. In the event that any consideration for any Asset Sale that would otherwise constitute Net Cash Proceeds is required to be held in escrow pending determination of whether a purchase price adjustment, indemnification or other payment or other similar adjustment will be made, such consideration will become Net Cash Proceeds only when and to the extent released from escrow to the Borrower or a Restricted Subsidiary;

         "NOTES" means any of the securities that are authenticated and delivered under either of the Indentures;

         "NOTES GUARANTEE" means any Guarantee of the Borrower's obligations with respect to the Notes by a Permanent Guarantor or any Subsidiary Guarantor (as defined in the Indentures);

         "NORTEL" means Nortel Networks Corporation of Canada whose registered office is at World Trade Centre, 380 St Antoine Street West, 8th Floor, Montreal, Quebec, Canada, H2Y 3Y4;

         "NORTEL ENTITY" means any Affiliate, Associated Company or Subsidiary of Nortel and/or Nortel Networks plc;

         "NORTEL NETWORKS PLC" means company numbered 2515751 whose registered office is at Maidenhead Office Park. Westacott Way, Maidenhead, Berkshire, SL6 3QH;

         "OBLIGOR" means the Borrower, each Subsidiary Guarantor and any Purchaser providing security as envisaged in clause 5.8;

         "OFFERING MEMORANDUM" means the final offering memorandum issued in respect of each Indenture and "OFFERING MEMORANDA" means both of them;

         "OFFICER" has the meaning given to it in the Indentures;

         "OPTIONAL CURRENCY" means any currency of any of the Territories which is freely transferable, freely convertible into Dollars and which is dealt on the London Interbank Market;

         "ORIGINAL SUPPLY CONTRACT" means the supply contract between Nortel Networks plc (formerly Nortel plc)and the Borrower dated 28 May 1998;

         "PERMANENT GUARANTOR" means a Restricted Subsidiary that irrevocably guarantees the payment of the Notes and/or the Loan on an unsubordinated basis provided that such guarantee may provide that it shall be automatically and unconditionally released and discharged upon:

         (a) any sale, exchange or transfer (including by way of merger or consolidation), to any Person not an Affiliate of the Borrower, of all of the Borrower's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange, transfer or other transaction is not prohibited by this Agreement);

         (b) the legal or covenant defeasance of the Notes or satisfaction and discharge of this Agreement, subject to customary contingent reinstatement provisions; or

         (c) upon the merger or consolidation of the Permanent Guarantor with and into the Borrower or another Permanent Guarantor that is the surviving Person in such merger or consolidation;

         "PERMITTED ENCUMBRANCES"

         (i) Encumbrances for taxes, assessments, governmental charges or claims not yet delinquent, or that in the aggregate are not material, or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

         (ii) statutory and common law Encumbrances of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen or other similar Encumbrances arising in the ordinary course of business and with respect to amounts not yet delinquent or that have been bonded or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

         (iii) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

         (iv) Encumbrances incurred or deposits made to secure the performance of tenders, bids, leases, licenses, obligations for utilities, statutory or regulatory obligations, bankers' acceptances, letters of credit, surety and appeal bonds, government or other contracts, completion guarantees, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

         (v) easements, rights-of-way, municipal and zoning ordinances, utility agreements, reservations, encroachments, restrictions and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;

         (vi) Encumbrances (including extensions, renewals and replacements thereof) upon real or personal property or assets (including leases on an indefeasible right-to-use basis); provided that:

                  1) such Encumbrance is created solely for the purpose of securing Indebtedness Incurred as permitted under clause 11.2(a);

                  2) the principal amount of the Indebtedness secured by such Encumbrance does not exceed 100 per cent. of such cost; and

                  3) any such Encumbrance shall not extend to or cover any property or assets other than such item of property or assets and any improvements, accessions or proceeds in respect of such item;

         (vii) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Restricted Subsidiaries, taken as a whole;

         (viii) Encumbrances encumbering property or assets under construction (and related rights) in favour of a contractor or developer, or arising from progress or partial payments by a customer of the Borrower or its Restricted Subsidiaries relating to such property or assets;

         (ix) any interest or title of a lessor in the property subject to any Capitalised Lease or operating lease;

         (x) Encumbrances arising from filing Uniform Commercial Code financing statements regarding leases;

         (xi) Encumbrances (including extensions, renewals and replacements thereof) on property or assets of, or on shares of Capital Stock or Indebtedness of, any Person existing (in the case of the original such Encumbrance) at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Encumbrances do not extend to or cover any property or assets of the Borrower or any Restricted Subsidiary other than the property, assets, Capital Stock or Indebtedness so acquired (plus improvements, accessions or proceeds (including dividends or distributions) in respect thereof);

         (xii) Encumbrances in favour of the Borrower or any Restricted Subsidiary;

         (xiii) Encumbrances arising from the rendering of a final judgment, order, decree or award against the Borrower or any Restricted Subsidiary that does not give rise to an Event of Default;

         (xiv) Encumbrances securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

         (xv) Encumbrances in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xvi) Encumbrances encumbering customary initial deposits and margin deposits, and other Encumbrances that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness or other obligations under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

         (xvii) Encumbrances arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

         (xviii) Encumbrances on or sales or transfers of receivables (including related rights);

         (xix) Encumbrances that secure Indebtedness or other obligations with an aggregate principal amount not in excess of $5 million at any time outstanding;

         (xx) Encumbrances placed by any third party on property over which the Borrower or any Restricted Subsidiary has easement or other rights or on any leased property, or arising by reason of subordination or similar agreements relating thereto; and Encumbrances arising by reason of any condemnation or eminent domain proceedings;

         (xxi) Encumbrances on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

         (xxii) any Encumbrance or restriction (including put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

         (xxiii) Encumbrances (including extensions, renewals and replacements thereof) on property or assets acquired by the Borrower or any Restricted Subsidiary provided that:

                  (A) such Encumbrances were not created in connection with or in anticipation of such acquisition;

                  (B) such Encumbrances do not secure Indebtedness other than Indebtedness assumed in connection with such acquisition; and

                  (C) such Encumbrances do not extend to or cover any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets so acquired (plus improvements, accessions or proceeds in respect thereof); and

         (xxiv) Encumbrances on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

         "PERMITTED HOLDER" means any of the following: any of Providence Equity Partners L.P., Providence Equity Partners II L.P., Providence Equity Partners III L.P., Primus Capital Fund IV Limited Partnership and Primus Executive Fund Limited Partnership and any of the respective Affiliates or successors of the foregoing;

         "PERMITTED INVESTMENT" means:

         (a) an Investment in the Borrower (including the Notes) or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Borrower or a Restricted Subsidiary provided that such Person's primary business is related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such Investment;

         (b)      Temporary Cash Investments;

         (c) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

         (d)      stock, obligations, securities or other Investments received
                  (i) in satisfaction of judgments or (ii) in settlement of debts, or as a result of foreclosure, perfection or enforcement of any Encumbrance, in each case under this paragraph (ii) arising in the ordinary course of business and not in contemplation of the acquisition of such stock, obligations, securities or other Investments;

         (e) Investments in negotiable instruments held for collection, lease, utility and worker's compensation, performance and other similar pledges or deposits and other pledges or deposits permitted under clause 11.2(g);

         (f) obligations under Interest Rate Agreements and Currency Agreements designed solely to protect the Borrower or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

         (g) Investments in a joint venture to cover the Borrower's portion of the cost (including the cost of design, development, acquisition, construction, installation and improvement) of building a telecommunications network (or network segment) in Europe, provided that the Borrower or any of its Restricted Subsidiaries will directly own their portion of such network (or network segment); and Investments in joint ventures to acquire or maintain or otherwise relating to any rights-of-way, wayleaves, governmental approvals, licenses, franchises or concessions relating to any such network (or network segment);

         (h) Investments in any Person in an aggregate amount not to exceed 25 per cent. of any gains (net of any losses) attributable to Asset Sales after the Closing Date and prior to the date of such Investment; and

         (i) loans or advances to directors, officers or employees of the Borrower or any Restricted Subsidiary that do not in the aggregate exceed $3 million at any time outstanding;

         "PERMITTED JOINT VENTURE" means any joint venture between the Borrower or any Restricted Subsidiary and any Person other than a Subsidiary, engaged in the provision or sale of telecommunications services, or in any other business that is related, ancillary or complementary to the provision or sale of telecommunications services, as determined in good faith by the Board of Directors (whose determination shall be conclusive if evidenced by a Board Resolution) provided that prior to making any Investment in such a Person, the Borrower's Board of Directors shall have determined that such Investment fits the Borrower's strategic plan and is on terms that are fair and reasonable to the Borrower;

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organisation, including a government or political subdivision or an agency or instrumentality thereof;

         "PLEDGE AGREEMENT" has the same meaning given to it in the Notes;

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including all series and classes of such preferred stock or preference stock;

         "PURCHASER" means each Wholly Owned Subsidiary of the Borrower carrying on a telecommunications business in any jurisdiction;

         "QUALIFYING PERSON" means:

         (a)      any Nortel Entity; or

         (b) a Person, being a bank or a financial institution (whether incorporated in the United Kingdom or elsewhere),

         which in each of cases (a) and (b) is eligible to have payments made to it by the Borrower without any deduction or withholding in respect of Taxes either:

         (i)      by virtue of a double taxation treaty; or

         (ii) by virtue of the fact that the Borrower is not required to make such a deduction or withholding;

         "QUARTER DAY" means 31 March, 30 June, 30 September and 31 December in any year;

         "QUARTERLY PERIOD" means each period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

         "QUOTATION DATE" means, in relation to a period for which LIBOR is to be determined, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that period;

         "REFERENCE BANKS" means the principal London offices of HSBC Investment Bank plc and Barclays Bank plc and any other bank designated, from time to time, as a Reference Bank by the Agent and the Borrower;

         "RELEASED INDEBTEDNESS" means with respect to any Asset Sale:

         (a) Indebtedness of the Borrower or any Restricted Subsidiary which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale provided that the Borrower or the Restricted Subsidiary receives written, unconditional and enforceable releases from each creditor of such Indebtedness no later than the closing date of such Asset Sale; and

         (b) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale provided that neither the Borrower nor the Restricted Subsidiary thereafter Guarantees such Indebtedness;

         "RELEVANT AMOUNT" means:

         (a) in respect of any date falling on or after the first Repayment Date, but before the second Repayment Date an amount equal to
                  93.75 per cent. of the End of Term Amount;

         (b) in respect of any date falling on or after the second Repayment Date, but before the third Repayment Date an amount equal to 87.5 per cent. of the End of Term Amount;

         (c) in respect of any date falling on or after the third Repayment Date, but before the fourth Repayment Date an amount equal to
                  81.25 per cent. of the End of Term Amount;

         (d) in respect of any date falling on or after the fourth Repayment Date, but before the fifth Repayment Date an amount equal to 75 per cent. of the End of Term Amount;

         (e) in respect of any date falling on or after the fifth Repayment Date, but before the sixth Repayment Date an amount equal to
                  68.75 per cent. of the End of Term Amount;

         (f) in respect of any date falling on or after the sixth Repayment Date, but before the seventh Repayment Date an amount equal to
                  62.5 per cent. of the End of Term Amount;

         (g) in respect of any date falling on or after the seventh Repayment Date, but before the eighth Repayment Date an amount equal to 56.25 per cent. of the End of Term Amount;

         (h) in respect of any date falling on or after the eighth Repayment Date, but before the ninth Repayment Date an amount equal to 50 per cent. of the End of Term Amount;

         (i) in respect of any date falling on or after the ninth Repayment Date, but before the tenth Repayment Date an amount equal to
                  43.75 per cent. of the End of Term Amount;

         (j) in respect of any date falling on or after the tenth Repayment Date, but before the eleventh Repayment Date an amount equal to 37.5 per cent. of the End of Term Amount;

         (k) in respect of any date falling on or after the eleventh Repayment Date, but before the twelfth Repayment Date an amount equal to 31.25 per cent. of the End of Term Amount;

         (l) in respect of any date falling on or after the twelfth Repayment Date, but before the thirteenth Repayment Date an amount equal to 25 per cent. of the End of Term Amount;

         (m) in respect of any date falling on or after the thirteenth Repayment Date, but before the fourteenth Repayment Date an amount equal to 18.75 per cent. of the End of Term Amount;

         (n) in respect of any date falling on or after the fourteenth Repayment Date, but before the fifteenth Repayment Date an amount equal to 12.5 per cent. of the End of Term Amount;

         (o) in respect of any date falling on or after the fifteenth Repayment Date, but before the sixteenth Repayment Date an amount equal to 6.25 per cent. of the End of Term Amount;

         (p)      on or after the sixteenth Repayment Date, 0 per cent.;

         "RELEVANT DATE" in respect of any particular clause or definition shall have the meaning ascribed to it in that clause or definition by reference to clause 1.9;

         "RELEVANT JURISDICTION" means, as to the Borrower, any Restricted Subsidiary or any Purchaser, each jurisdiction such person is incorporated or formed or in which such person has its principal place of business or owns any material assets;

         "RELEVANT SUBSTANCE" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste which is capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare;

         "REPAYMENT DATE" means 31 March 2001 and each Quarter Day thereafter up to and including the Final Maturity Date;

         "RESTRICTED PAYMENT" has the meaning given to it in clause 11.2(b);

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary;

         "SECURED ADVANCE" has the meaning given to it in clause 5.8;

         "SECURED PURCHASER" has the meaning given to it in clause 5.8;

         "SECURITIES ACT" means the Securities Act of 1933, as amended, of the United States of America;

         "SECURITY DOCUMENTS" means the Subsidiary Guarantees (if any) and all mortgages, charges, pledges, guarantees or deeds and other instruments from time to time entered into by any Security Provider in favour of the Finance Parties (or any of them) by way of guarantee or other assurance and/or security for amounts owed to the Finance Parties (or any of them) under the Finance Documents including, but not limited to, any mortgages, charges, pledges, guarantees or deeds and other instruments from time to time entered into as envisaged in clause 5.8;

         "SECURITY PROVIDERS" means the Subsidiary Guarantors and each and every Purchaser who, at any time, provides any security to the Finance Parties (or any of them) as contemplated by clause 5.8 or otherwise;

         "SECURITY TRUST DEED" means any security trust deed which may be entered into from time to time by, among others, the Security Trustee under which the Security Trustee holds any and all security provided by an Obligor pursuant to this Agreement and/ or under the Security Documents;

         "SECURITY TRUSTEE" means Nortel Networks Inc. and/or any other Person as may be appointed as security trustee pursuant to the Security Trust Deed;

         "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries:

         (a) for the most recent fiscal year of the Borrower, accounted for more than 10 per cent. of the consolidated revenues of the Borrower and its Restricted Subsidiaries; or

         (b) as of the end of such fiscal year, was the owner of more than 10 per cent. of the consolidated assets of the Borrower and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Borrower for such fiscal year;

         "SOFTWARE" means software developed or acquired by any Supplier or other vendor and licensed to a Purchaser and includes:

         (a) the machine executable object code version of the userloadable programs of the infrastructure equipment;

         (b)      the microcode embedded in the infrastructure equipment;

         (c)      all related user documentation;

         (d) any update or revision of these programs or the microcode delivered to the Purchaser; and

         (e)      any copy of these items;

         "STATED MATURITY" means:

         (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final instalment of principal of such debt security is due and payable; and

         (b) with respect to any scheduled instalment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such instalment is due and payable;

         "STERLING" and "(pound)" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

         "STRATEGIC SUBORDINATED INDEBTEDNESS" means Indebtedness of the Borrower or any Permanent Guarantor Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Borrower or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is
         Incurred:

         (a)      is expressly made subordinate in right of payment to the Loan;
                  and

         (b) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Borrower's obligations under the Notes or the Loan provided that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Disqualified Stock) of the Borrower after the Incurrence of such Indebtedness;

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50 per cent. of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person;

         "SUBSIDIARY GUARANTEE" means each guarantee (if any) of all or any moneys, obligations and liabilities of the Borrower under or pursuant to this Agreement given, from time to time, by a Subsidiary Guarantor;

         "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary who, from time to time, provides a guarantee pursuant to clause 11.2(e)(i);

         "SUPPLIER" means any Nortel Entity who may, from time to time, supply or contract to supply Equipment to a Purchaser;

         "SWITCH" means the common term for telecommunications hardware, firmware and documentation purchased or to be purchased by the Borrower;

         "TAXES" includes all present and future taxes, levies, imposts, duties, fees or other governmental charges of whatever nature together with interest thereon and penalties in respect thereof and "TAXATION" shall be construed accordingly;

         "TELECOMMUNICATIONS LAWS" means, in relation to an Obligor or to any Purchaser, all laws, statutes, regulations and judgments relating to telecommunications and similar services applicable to such Obligor or Purchaser and/or the business carried on by such Obligor or Purchaser in any Relevant Jurisdiction of such Obligor or Purchaser;

         "TEMPORARY CASH INVESTMENTS" means any of the following:

         (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

         (b) bankers' acceptances, time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organised under the laws of the United States of America, any state thereof or any foreign country recognised by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognised statistical rating organisation or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

         (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in paragraph
                  (a) above or paragraph (f) below entered into with a bank meeting the qualifications described in paragraph (b) above;

         (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organised and in existence under the laws of the United States of America, any state thereof or any foreign country recognised by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

         (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

         (f)      direct obligations of, or obligations fully and
                  unconditionally guaranteed by:

                  (i) The Netherlands, the United Kingdom, France, Germany or Switzerland; or

                  (ii) any other member of the European Economic Community and rated at least "A" by S&P or Moody's;

         "TERMINATION DATE" means 31 December 2000;

         "TERRITORIES" means any country in which a Purchaser or the Borrower is incorporated;

         "TOTAL COMMITMENTS" means at any relevant time the total of the Commitments of all the Lenders at such time;

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services;

         "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made;

         "TRANSFER CERTIFICATE" means a certificate substantially in the terms of schedule 5;

         "TRANSFEREE" has the meaning given to it in clause 16.3;

         "TRANSMISSION EQUIPMENT" means transmission equipment required for the operation of a Switch;

         "UNITS" has the meaning given to it in the Indentures;

         "UNRESTRICTED SUBSIDIARY" means:

         (a) any Subsidiary of the Borrower that, at the time of determination, shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided by clause 1.7; and

         (b)      any Subsidiary of an Unrestricted Subsidiary;

         "UNSECURED ADVANCE" has the meaning given to it in clause 5.8;

         "UNSECURED PURCHASER" has the meaning given to it in clause 5.8;

         "VAT" or "VALUE ADDED TAX" means value added tax chargeable in the United Kingdom under the Value Added Tax Act 1994 or any similar tax imposed in another jurisdiction;

         "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person;

         "WARRANT AGREEMENTS" has the meaning given to it in the Indentures;

         "WARRANTS" has the meaning given to it in the Indentures; and

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

1.3      HEADINGS

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4      CONSTRUCTION OF CERTAIN TERMS

         In this Agreement, unless the context otherwise requires:

         (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

         (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent, all of the Lenders or the Majority Lenders (as the case may be);

         (c) references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

         (d) words importing the plural shall include the singular and vice versa;

         (e)      references to a time of day are to London time;

         (f) references to "ASSETS" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

         (g) references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about the relevant time on the day on which the calculation falls to be made for delivery on the relevant day as determined by the Agent;

         (h) references to the "AGREED FORM" means, in relation to any document, the form of such document as shall have been agreed between the Borrower and the Agent (acting reasonably for and on behalf of all of the Lenders);

         (i) any term which is used in this Agreement but not defined in this Agreement or is defined in this Agreement but by reference to or incorporation of terms of the Indentures shall, if used and defined in the Indentures, be incorporated from the Indentures (as at the date of this Agreement) into this Agreement (with any necessary changes) but shall be construed under and in accordance with this Agreement;

         (j) the words "INCLUDING", "INCLUDE" and "IN PARTICULAR" shall be construed as being by way of emphasis and shall not limit the generality of any foregoing words nor exclude any words not included in any foregoing words; and

         (k) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5      MAJORITY LENDERS

         Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Lenders or to be subject to the consent or request of the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders, such opinion, consent, request or instructions shall (solely as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Lenders shall have given or issued such opinion, consent, request or instructions but so that (as between the Obligors and the Lenders), once informed by the Agent that such opinion, consent, request or instructions have been given, the Obligors shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders whether or not this is in fact the case.

1.6      AGENT'S OPINION

         Where this Agreement provides for the Agent's opinion to determine whether any matter would or is reasonably likely to have a Material Adverse Effect and/or a material adverse effect (as the case may be) the Agent shall act in accordance with the instructions of the Majority Lenders in making such determination.

1.7      UNRESTRICTED SUBSIDIARY

         The Borrower may, from time to time, designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary (unless such Subsidiary owns any Capital Stock of, or owns or holds any Encumbrance on any property of, the Borrower or any Restricted Subsidiary) provided that:

         (a)      either:

                  (i) the Subsidiary to be so designated has total assets of $1,000 (or the equivalent in any other currency) or less; or

                  (ii) if such Subsidiary has assets greater than such amount, such designation would be permitted under clause 11.2; and

         (b) the related Incurrence of any Indebtedness and any Investment, both as envisaged in clause 1.9 would be permitted under paragraph 11.2;

         (c) at the same time as making the designation it makes the same designation under the Notes; and

         (d) before the designation becomes effective, the designation is authorised by the Board of Directors by way of Board Resolution and a copy of such Board Resolution has been provided to the Agent together with a Certificate certifying that the designation complies with the foregoing provisions.

1.8      RESTRICTED SUBSIDIARY

         The Borrower may, from time to time, designate any Unrestricted Subsidiary to be a Restricted Subsidiary provided that:

         (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

         (b) all Encumbrances and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Agreement;

         (c) at the same time as making the designation it makes the same designation under the Notes; and

         (d) before the designation becomes effective, the designation is authorised by the Board of Directors by way of Board Resolution and a copy of such Board Resolution has been provided to the Agent together with a Certificate certifying that the designation complies with the foregoing provisions.

1.9      GUARANTEE OF UNRESTRICTED SUBSIDIARY

         Any Guarantee by the Borrower or by any Restricted Subsidiary of any Indebtedness of the Subsidiary being designated an Unrestricted Subsidiary under clause 1.7 shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Borrower or by such Restricted Subsidiary (or both, if applicable) at the time of such designation.

1.10     CURRENCY EXCHANGE CALCULATIONS

         (a) Where any provision of this Agreement requires the calculation of the Dollar equivalent of an amount in an Optional Currency as at a particular date (the "RELEVANT DATE") the Agent shall determine the amount of Dollars which would be required to purchase the amount of such Optional Currency by reference to the exchange rate displayed on relevant Bloomberg Page (or any equivalent successor to that page) in respect of the Relevant Date.

         (b) If, in respect of any Relevant Date, the relevant exchange rate is not displayed on the relevant Bloomberg Page (or any equivalent successor to that page) then the exchange rate shall be the average of the spot rates of exchange quoted to the Agent by the Reference Banks to be ruling in the London Foreign Exchange Market on the Relevant Date.

2        THE FACILITY

2.1      AMOUNT

         (a) The Lenders, relying upon each of the representations and warranties in clause 10 agree to lend to the Borrower upon and subject to the terms of this Agreement the lesser of:

                  (i)      the principal sum of $75,000,000; and

                  ((ii))   ((A))    100 per cent. of the price paid (exclusive
                                    of any Value Added Tax) (and where such
                                    payment is made in an Optional Currency the Relevant Date for the purposes of clause
                                    1.10 shall be the date of payment) or
                                    payable to any Supplier for (and where such payment is to be made in an Optional
                                    Currency the Relevant Date for the purposes of clause 1.10 shall be at or about 11a.m. 5
                                    Banking Days before the relevant Drawdown
                                    Date) the supply of Equipment by such
                                    Supplier to the Purchasers on or before 31
                                    December 1999; plus

                           (B) up to $12 million in respect of the price paid (exclusive of any Value Added Tax) (and where such payment is made in an Optional Currency the Relevant Date for the purposes of clause 1.10 shall be the date of payment) or payable (and where such payment is to be made in an Optional Currency the Relevant Date for the purposes of clause 1.10 shall be at or about 11a.m. 5 Banking Days before the relevant Drawdown Date) to any vendor other than a Supplier for the supply of Equipment by any such vendor to the Purchasers on or before the same date, and at any relevant time such amount shall be the "FACILITY AMOUNT" (or its equivalent in Optional Currencies).

         (b) The obligation of each Lender under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitments.

2.2      OBLIGATIONS SEVERAL

         (a) The obligations of each Lender under this Agreement are several.

         (b) The failure of any Lender to perform its obligations under this Agreement shall not relieve any other Finance Party or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent or the Security Trustee be responsible for the obligations of any Lender (except for its own obligations, if any, as a Lender) nor shall any Lender be responsible for the obligations of any other Lender under this Agreement.

2.3      INTERESTS SEVERAL

         (a) Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Lenders and without prejudice to clause 17.14) the interests of each Finance Party are several and the amount due to the Agent (for its own account), to the Security Trustee and to each Lender is a separate and independent debt.

         (b) Each Finance Party shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

3        CONDITIONS

3.1      DOCUMENTS AND EVIDENCE

         The obligation of each Lender to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received not later than five Banking Days before the day on which the first Advance is to be made, the documents and evidence specified in part A of schedule 3 in form and substance satisfactory to all of the Lenders.

3.2      GENERAL CONDITIONS PRECEDENT

         The obligation of each Lender to contribute to any Advance is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date:

         (a) the representations and warranties set out in clause 10.1 (adjusted in accordance with clause 10.2) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date;

         (b) no Default shall have occurred and be continuing or would result from the making of such Advance; and

         (c) such Advance, if made, would not result in the Dollar Amount of the Loan exceeding the Facility Amount (and for the purposes of making this calculation the Relevant Date under clause 1.10 shall be at or about 11a.m. two Banking Days before the proposed Drawdown Date).

3.3      WAIVER OF CONDITIONS PRECEDENT

         The conditions specified in this clause 3 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of all of the Lenders in respect of the first Advance to the Borrower and on the instructions of the Majority Lenders with respect to any other Advances without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance.

3.4      NOTIFICATION

         The Agent shall notify the Lenders and the Borrower promptly after receipt by it of the documents and evidence referred to in clause 3.1 in form and substance satisfactory to all the Lenders or the Majority Lenders (as the case may be).

4        ADVANCES; CURRENCIES

4.1      MAXIMUM OUTSTANDINGS

         No Advance shall be made if:

         (a) following the making of such Advance, the Facility Amount applicable at the time of such Advance would be exceeded;

         (b) if the making of such Advance would result in more than two Advances being outstanding in respect of a Purchaser; or

         (c)      40 or more Advances have already been made.

4.2      PURPOSE OF ADVANCES

         Advances may only be drawn by the Borrower for the following purposes:

         (a) to finance amounts due to any Supplier in consideration for Equipment and related services provided to any Purchaser on or before 31 December 1999 ("SUPPLIER FINANCING");

         (b) to refinance (including to replace) amounts paid to any Supplier in consideration for Equipment and related services provided to any Purchaser on or before 31 December 1999 ("SUPPLIER REFINANCING");

         (c) subject to the monetary cap in clause 2.1(a)(ii)(B), to finance amounts due or paid to vendors other than Suppliers in consideration for Equipment and related services to be provided by them to any Purchaser on or before 31 December 1999 ("NON-SUPPLIER FINANCING"); and

         (d) subject to the monetary cap in clause 2.1(a)(ii)(B), to refinance (including to replace) amounts paid to vendors other than Suppliers in consideration for Equipment and related services provided by them to any Purchaser on or before 31 December 1999 ("NON-SUPPLIER REFINANCING").

4.3      DRAWDOWN

         (a)      In respect of each Advance the Drawdown Notice shall specify:

                  (i)      the Purchaser of the Equipment; and

                  (ii)     the relative supply contract,

                  in relation to which the proposed Advance is to be made.

         (b) A Drawdown Notice shall not specify more than one Purchaser, one supply contract or one currency.

         (c) Subject to the terms and conditions of this Agreement, an Advance shall be made available to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice:

                  (i) in respect of Supplier Financing, substantially in form and substance the same as that appearing in schedule 2, part A;

                  (ii) in respect of Supplier Refinancing, substantially in form and substance the same as that appearing in schedule 2, part B;

                  (iii) in respect of Non-Supplier Financing, substantially in form and substance the same as that appearing in schedule 2, part C; and

                  (iv) in respect of Non-Supplier Refinancing, substantially in form and substance the same as that appearing in schedule 2, part D,

                  not later than 10 a.m. on the fifth Banking Day before the proposed Drawdown Date. Each Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, except as provided in clause 5.7(a), be irrevocable.

         (d) Each Drawdown Notice in respect of an Advance shall be accompanied by a copy certified as a true, complete and up-to-date copy by two Officers of the Borrower of:

                  (i) each and every invoice relative to the Equipment to which the prospective Advance relates evidencing, in a manner reasonably satisfactory to the Agent, that the amount to be drawn down is due and payable or has already been paid as contemplated in clause 4.2; and

                  (ii) each and every Interconnect Agreement entered into by, and each and every material Licence granted to, the Purchaser in respect of whom the Advance has been requested together with a certificate signed by two Officers of the Borrower certifying that the Interconnect Agreements and such Licences are in full force and effect in all material respects.

         (e) The Borrower irrevocably authorises the Agent to remit the proceeds of any Advance requested for the purpose of Supplier Financing at such bank and such bank account as shall be notified, from time to time, by or on behalf of Nortel Networks plc to the Agent and the Borrower acknowledges that such payment by the Agent shall constitute the making of such Advance to the Borrower by the Lenders.

4.4      AMOUNT

         Each Advance shall be:

         (a) of a Dollar Amount which is a minimum of $1,000,000 but no Advance may be drawn down on any day of a Dollar Amount exceeding the

                  Available Facility Amount on such day and for this purpose any other Advance which is the subject of a current Drawdown Notice shall be taken into account; and

         (b)      denominated in one currency only.

4.5      SELECTION OF CURRENCIES

         Subject to the provisions of clause 4.6 each Advance may be drawn down in any Optional Currency provided that an Advance shall only be made to the Borrower in respect of a Purchaser in Dollars, euros or the legal currency of the country of incorporation of such Purchaser.

4.6      CURRENCY AMOUNTS

         (a) If an Advance is to be drawn down in an Optional Currency, the Lenders shall, subject to clause 3.2, advance to the Borrower on drawdown of such Advance, the amount of such Optional Currency requested.

         (b) The Dollar Amount of any Advance under clause 4.6(a) shall be the amount of Dollars (as determined by the Agent) which would be required to purchase the amount of such Optional Currency at the rates of exchange:

                  (i) displayed on relevant Bloomberg Page (or any equivalent successor to that page) on the Relevant Date; or

                  (ii) if the relevant exchange rate is not displayed on the relevant Bloomberg Page (or any equivalent successor to that page) on the Relevant Date then the exchange rate shall be the average of the spot rates of exchange quoted to the Agent by the Reference Banks to be ruling in the London Foreign Exchange Market on the Relevant Date,

                  in each case for the purchase of such Optional Currency with Dollars (and for the purposes of this clause the Relevant Date under clause 1.10 shall be at or about 11 a.m. on the fifth Banking Day before the proposed Drawdown Date).

         (c) The Dollar Amount of the Loan on any relevant day shall be the aggregate of:

                  (i) the Dollar Amount of the outstanding Advances denominated in Dollars; plus

                  (ii) the amount of Dollars which would be required to purchase the aggregate amount of all outstanding Advances denominated in any Optional Currency at the rates of exchange:

                           (A) displayed on the relevant Bloomberg Page (or any equivalent successor to that page) on the Relevant Date; or

                           (B) if the relevant exchange rate is not displayed on the relevant Bloomberg Page (or any equivalent successor to that page) on the Relevant Date then the exchange rate shall be the average of the spot rates of exchange quoted to the Agent by the Reference Banks to be ruling the London Foreign Exchange Market on the Relevant Date,

                           in each case for the purchase of such Optional Currency with Dollars (and for the purposes of this clause the Relevant Date under clause 1.9 shall be at or about 11 a.m. on the fifth Banking Day before the proposed Drawdown Date).

4.7      NOTIFICATION TO LENDERS

         As soon as practicable after receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall notify each Lender and, subject to clause 3, each of the Lenders shall on the Drawdown Date make available to the Agent its portion of the relevant Advance in accordance with clause 8.2.

4.8      APPLICATION OF PROCEEDS

         Without prejudice to the Borrower's obligations under this Agreement, none of the Finance Parties shall have any responsibility for the application of the proceeds of any Advance by the Borrower.

5        INTEREST; ALTERNATIVE INTEREST RATES

5.1      NORMAL INTEREST RATE

         The Borrower shall pay interest in arrears on each Advance made to it in respect of each Interest Period on the relevant Interest Payment Date at the rate per annum equal to the aggregate of:

         (a)      the Margin;

         (b)      the Additional Cost (if any); and

         (c)      LIBOR,

         with respect to such Interest Period.

5.2      SELECTION OF INTEREST PERIODS

         Each Borrower may by notice received by the Agent not later than 10 am on the fifth Banking Day before the beginning of each Interest Period in respect of an Advance made to it select a duration of one, two, three or six months.

5.3      DETERMINATION OF INTEREST PERIODS

         Every Interest Period shall be of the duration specified by the Borrower in accordance with clause 5.2 but so that:

         (a) the initial Interest Period in respect of each Advance will commence on the date on which such Advance is made and each subsequent Interest Period in respect of such Advance will commence forthwith upon the expiry of the previous Interest Period;

         (b)      if an Interest Period would otherwise overrun;

                  (i)      the Final Maturity Date;

                  (ii)     the Termination Date; or

                  (iii)    any other Repayment Date,

                  such Interest Period shall end on such date; and

         (c) if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 5.2 such Interest Period shall have a duration of 1 month or such other period as the Agent may determine as shall comply with this clause 5.3.

5.4      DEFAULT INTEREST

         (a) If the Borrower fails to pay any sum on its due date for payment under this Agreement, the Borrower shall pay interest on such sum from the due date up to the date of actual payment (both before and after judgment) at the rate determined by the Agent pursuant to this clause 5.4.

         (b) The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not less than 3 months and not more than 6 months as selected by the Agent (after consultation with the Lenders) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.

         (c) The rate of interest applicable to each such period shall be the aggregate of:

                  (i)      1 per cent. per annum;

                  (ii)     the Margin;

                  (iii)    the Additional Cost (if any); and

                  (iv)     LIBOR.

         (d) Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date.

5.5      NOTIFICATION OF INTEREST RATE

         The Agent shall notify the Borrower and the Lenders promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest calculated by it under this clause 5.

5.6      REFERENCE BANK QUOTATIONS

         If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR, (if there is more than one Reference Bank) the interest rate for the relevant Interest Period or other period shall be determined, subject to clause 5.7, on the basis of the quotations furnished by the remaining Reference Banks.

5.7      MARKET DISRUPTION; NON-AVAILABILITY

         (a) If and whenever, at any time prior to the making of any Advance or the commencement of any Interest Period in respect of an outstanding Advance the Agent:

                  (i) shall have determined, after consultation with the Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

                  (ii) the Reference Banks do not supply the Agent with a quotation for the purpose of calculating LIBOR; or

                  (iii) shall have received notification from Lenders with Commitments aggregating not less than one-third of the Total Commitments that deposits in the relevant currency are not available to such Lenders in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their contributions to the relevant Advance for such Interest Period or that LIBOR does not accurately reflect the cost to such Lenders of obtaining such deposits, the Agent shall forthwith give notice (a "DETERMINATION NOTICE") to the Borrower and to each of the Lenders by telefax or by telephone (in which case followed in writing) containing particulars of the relevant circumstances giving rise to its issue. After a Determination Notice is served the undrawn amount of the Total Commitments shall not be borrowed until:

                           (A) notice to the contrary is given to the Borrower by the Agent (which notice shall be given by the Agent at such time as none of the circumstances specified in clause 5.7(a) continues to exist); or

                           (B) if earlier, a Substitute Basis is agreed between the Agent and the Borrower;

         (b) During the period of 10 days after any Determination Notice has been given by the Agent under clause 5.7(a), each Lender shall certify an alternative basis (the "SUBSTITUTE BASIS") for making available or, as the case may be, maintaining its Contribution to the affected Advance. The Substitute Basis may include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including the Additional Cost, if any, to such Lender equivalent to the Margin.

         (c) Each Substitute Basis shall be binding upon the Obligors and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as none of the circumstances specified in clause 5.7(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

5.8      SECURED/ UNSECURED ADVANCES AND CALCULATION OF MARGIN

         (a) Unless otherwise determined in accordance with this clause 5.8, each Purchaser shall be an Unsecured Purchaser and each Advance shall be an Unsecured Advance.

         (b)      The Margin applicable:

                  (i) to an Unsecured Advance shall be 5 per cent. per annum; and

                  (ii) to a Secured Advance, shall be, subject to clause 5.8(e), 4 per cent. per annum.

         (c) In respect of the first Advance relative to each Purchaser, if the following documentation is provided to the Agent prior to the delivery of the Drawdown Notice for such Advance then such Purchaser and such Advance shall be designated a Secured Purchaser and a Secured Advance respectively:

                  (i) first ranking security reasonably acceptable to the Agent (as confirmed in writing (not more than two Banking Days before the Drawdown Notice relative to such Advance) to the Borrower by the Agent by way of a letter in the form or substantially in the form of the letter set out in schedule 7) has been provided in favour of the Security Trustee by such Purchaser over all the Equipment supplied or to be supplied to such Purchaser and financed or to be financed under the Facility; and

                  (ii)     the documents and evidence specified in part B of
                           schedule 3 in form and substance satisfactory to the Lenders.

         (d) Each Advance made in respect of a Secured Purchaser shall be a Secured Advance.

         (e) Without prejudice to any other right of the Lenders under this Agreement, if, at any time, the Agent is not reasonably satisfied that the security reasonably provided by a Secured Purchaser fully secures, by way of first ranking security reasonably acceptable to the Agent, the Secured Advances made or to be made in respect of such Secured Purchaser, then the Agent shall give notice to the Borrower that it must remedy such situation to the reasonable satisfaction of the Agent and if, within 30 days of such notice, the Borrower does not remedy such situation to the reasonable satisfaction of the Agent, then upon the expiry of such 30 day period the Agent shall give the Borrower notice of such fact whereupon the Secured Advances in respect of the relevant Purchaser shall immediately become prepayable under clause 6.4 and such Purchaser shall irrevocably be re-designated as an Unsecured Purchaser.



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


6        REPAYMENT, PREPAYMENT AND CANCELLATION

6.1      REPAYMENT

         The Borrower shall repay each Advance in the currency in which it is denominated in sixteen equal instalments on each consecutive Repayment Date.

6.2      VOLUNTARY PREPAYMENT

         The Borrower may, without premium or penalty, prepay any Advance made to the Borrower in whole or in part (provided that, in the case of part, the Dollar Amount of such part is a minimum of $1,000,000 and integral multiples of $500,000) on any Interest Payment Date relating to such Advance subject to the provisions of this clause 6.

6.3      APPLICATION OF PREPAYMENTS

         Subject to clauses 5.8(e) and 6.8(b), any amounts prepaid after the Termination Date shall be applied pro rata in reducing the repayment instalments referred to in clause 6.1 and may not be redrawn.

6.4      AMOUNTS PAYABLE ON PREPAYMENT

         Any prepayment under this Agreement shall be made in the currency in which the relevant Advance is then denominated together with:

         (a) accrued interest to the date of prepayment on the amount to be prepaid;

         (b)      any additional amount payable under clause 8.5 or 14.2; and

         (c) all other sums due and payable by the Borrower to the relevant Lender under this Agreement including any amounts payable under clause 13.1.

6.5      NOTICE OF PREPAYMENT

         (a) No voluntary prepayment may be effected under this clause 6 unless the Borrower shall have given the Agent at least 5 Banking Days' notice of its intention to make such prepayment.

         (b) Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified.

6.6      CANCELLATION OF COMMITMENTS

         (a) The Borrower may at any time during the Drawdown Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (provided that, in the case of part, the Dollar Amount of such part is a minimum of $1,000,000 and integral multiples of $500,000) of the Total Commitments provided that any commitment commission accrued under clause 7.1(b) on the amount that is cancelled shall be payable by the Borrower to the Agent under this Agreement on the date of cancellation.

         (b) Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Lender shall be reduced proportionately.

6.7      TERMINATION OF COMMITMENTS

         Without prejudice to any other term of this Agreement, any part of the Commitments which is undrawn and uncancelled on the Termination Date shall thereupon be automatically reduced to zero and no Advance shall be made to the Borrower thereafter.

6.8      MANDATORY PREPAYMENTS/CANCELLATION

         (a)      If, on any Interest Payment Date:

                  (i) on or prior to the Termination Date, the Dollar Amount (as recalculated by the Agent in respect of such date) of the Advance or Advances (the "RELEVANT ADVANCES") relative to such Interest Payment Date when aggregated with the Dollar Amount (as calculated as at the date of the Advance) of all other Advances exceeds $78.75 million then the Borrower shall forthwith following notice from the Agent prepay, pro rata, the Relevant Advances such that the Dollar Amount of the Loan is reduced to a level not exceeding $78.75 million; and

                  (ii) after the Termination Date, the Agent reasonably decides (the reasonableness of such decision being assessed in relation to the extent of material currency fluctuations during the relevant period) to recalculate the Dollar Amount of the entire Loan, then if the Agent notifies the Borrower that the Dollar Amount of the Loan on such date exceeds 105 per cent. of the Relevant Amount on such date then the Borrower shall forthwith prepay, pro rata, the Advance or Advances relative to such Interest Payment Date such that the Dollar Amount of the Loan is reduced to a level not exceeding 105 per cent. of the Relevant Amount on such date provided that the Agent may not make more than one such notification under this clause 6.8(a)(ii) in any period of 12 calendar months.

         (b) If, in respect of Equipment over which or in respect of which the Security Trustee holds or has the benefit of security pursuant to clause 5.8, net sale proceeds or insurance proceeds are received by any Purchaser which are not reinvested in purchasing replacement Equipment within 365 days and those net proceeds or insurance proceeds, when aggregated with other net sale proceeds or insurance proceeds received or receivable by such Purchaser or any other Purchaser (the "AGGREGATE AMOUNT") and



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


                  not so reinvested within 365 days and not previously applied in accordance with this clause 6.8(b), exceed an amount equivalent to $1,000,000 then:

                  (i) on or prior to the Termination Date and in respect of that part of the Total Commitment which is undrawn and uncancelled at such date, the Total Commitment shall thereupon be automatically reduced by an amount equal to the Aggregate Amount;

                  (ii) on and prior to the Termination Date, if and to the extent that the Aggregate Amount exceeds the Total Commitment which is undrawn and uncancelled at such date, then the Borrower (on such date if such date is an Interest Payment Date or on the next Interest Payment Date if it is not) shall prepay an amount equal to such excess and the provisions of clause 6.4 shall apply;

                  (iii) after the Termination Date, the Borrower (on such date if such date is an Interest Payment Date or on the next Interest Payment Date if it is not) shall prepay an amount equal to the Aggregate Amount which shall be applied:

                           (A) first, pro rata in pre-payment of the Secured Advances; and

                           (B) secondly, pro rata in pre-payment of the Unsecured Advances,

                           and the provisions of clause 6.4 shall apply;

         (c)      Subject to clauses 6.8(d), (e) and (f), within 180 days:

                  (i) of receipt, the Borrower shall apply an amount equivalent to the net proceeds of:

                           (A) any Indebtedness for Borrowed Money Incurred by the Borrower or any Restricted Subsidiary of the Borrower (other than Indebtedness for Borrowed Money Incurred by the Borrower or any Subsidiary to any other member of the Group); or

                           (B) the issue of equity by the Borrower or any Subsidiary of the Borrower to a Person who is not the Borrower or a Subsidiary of the Borrower;

                  (ii) of receipt by or on behalf of the Noteholders of any monies by way of fee (howsoever described) the receipt and amount of which is not expressly contemplated in the Notes at the date of this Agreement, an amount equivalent to the amount of receipt, in prepayment of the Loan and clause 6.4 shall apply.



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

         (d) Indebtedness for Borrowed Money Incurred by the Borrower or the issue of equity by the Borrower to a Person who is not the Borrower or a Subsidiary of the Borrower shall not trigger the mandatory prepayment provisions of clause 6.8(c) if and to the extent that the Agent is reasonably satisfied on evidence produced by the Borrower that the net proceeds of such Indebtedness for Borrowed Money or issue of equity are used to finance the purchase of Equipment (and other capital assets) the acquisition of which is:

                  (i) incremental to the overall acquisition of Equipment by the Borrower envisaged in the Business Plan; and

                  (ii) provided that any security granted in respect of such Indebtedness for Borrowed Moneyor the issue of equity is limited to such Equipment (or such other capital assets).

         (e) Indebtedness for Borrowed Money Incurred by the Borrower by way of a vendor financing of Equipment supplied or to be supplied by such vendor to the Borrower, shall not trigger the mandatory prepayment provisions of clause 6.8(c) if and to the extent that:

                  (i) the proceeds of such Indebtedness for Borrowed Money are used to finance the purchase of Equipment supplied by such vendor; and

                  (ii) such financing is advanced or made available from such vendor (or the Holding Company or a Subsidiary of such vendor) direct to the Borrower or such Restricted Subsidiary without the benefit to the vendor (or such Holding Company or such Subsidiary), whether directly or indirectly, of any collateral financial support, participation or Guarantee in respect of the vendor's (or such Holding Company's or such Subsidiary's) obligations in respect of such Indebtedness for Borrowed Money, and provided that any security granted in respect of such Indebtedness for Borrowed Money is limited to such Equipment.

         (f) After the date of this Agreement, Indebtedness for Borrowed Money Incurred in respect of receivables or for working capital purposes (including any financing or sale of receivables) by the Borrower the net proceeds of which do not exceed an amount equivalent to $100 million in aggregate and in respect of which:

                  (i)      the value of the receivables disposed of; and

                  (ii) the value of the receivables over which security is provided in relation to such Indebtedness for Borrowed Money,

                  does not exceed an amount equivalent to $75 million in aggregate, shall not trigger the mandatory prepayment provisions of clause 6.8(c). The value of such receivables shall be calculated at the time of disposition or grant of the applicable security and shall equal the book value of such receivables as shown on the most recent consolidated financial statements of the Borrower prepared in accordance with GAAP.

6.9      ADDITIONAL MANDATORY PREPAYMENTS

         The Borrower shall also make mandatory prepayments as required under clause 11.2(j)(ii)(B).


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

7        FEES AND EXPENSES

7.1      FEES

         The Borrower shall pay, or procure the payment, to the Agent whether or not any part of the Commitments is ever advanced:

         (a) as a condition precedent to the drawdown of the first Advance for the account of Nortel Networks plc, a facility fee of an amount agreed between the Borrower and the Agent in a letter dated the date hereof; and

         (b) in arrears on 31 December 1999 on each Quarter Day thereafter during the Drawdown Period and on the last day of the Drawdown Period, for the account of each Lender, commitment commission computed from 1 October 1999 at the rate of 0.50 per cent. per annum on the average daily undrawn and uncancelled amount of such Lender's Commitment (assuming for the purposes of this calculation only that the Total Commitment is $75,000,000); if an Advance is outstanding in an Optional Currency, the amount of the Commitments treated as drawn for the purpose of calculating commitment commission shall be the Dollar Amount of such Advance calculated at the date of such Advance.

7.2      EXPENSES

         The Borrower shall pay, or procure the payment, to the Agent on demand:

         (a) all reasonable expenses (including reasonable legal, printing and out-of-pocket expenses of one firm of counsel in each Relevant Jurisdiction) incurred by the Agent and the Security Trustee in connection with the negotiation, preparation and execution of this Agreement and any Security Documents and of any amendment or extension of, or the granting of any waiver or consent under, this Agreement or any Security Documents; and

         (b) all expenses (including legal and out-of-pocket expenses) incurred by any Finance Party in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, this Agreement and/or any Security Documents, including after the occurrence of a Default or if otherwise agreed with the Borrower, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of any Obligor, or otherwise in respect of the moneys owing under this Agreement and/or any Security Documents.

7.3      VALUE ADDED TAX

         All fees and expenses payable pursuant to this clause 7 shall be paid together with an amount equal to any Value Added Tax payable by any of the Finance Parties in respect of such fees and expenses to the extent that such Value Added Tax is not recoverable by such Finance Party by way of credit or repayment.


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

7.4      STAMP AND OTHER DUTIES

         The Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes imposed on or in connection with the execution and delivery of this Agreement and/or the Security Documents (other than those imposed by reason of any transfer by any Lender) and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

7.5      OTHER VALUE ADDED TAX

         (a) All payments made or to be made by the Borrower under this Agreement are to be made exclusive of Value Added Tax.

         (b) If the Borrower makes a payment to any Finance Party for a taxable or deemed taxable supply by the Finance Party or otherwise, the Borrower shall upon receipt of the appropriate Value Added Tax invoice, pay, in addition to the consideration, an amount equal to the amount of the Value Added Tax which is chargeable on the Finance Party in respect of the taxable supply in question.


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


8        PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

8.1      NO SET-OFF OR COUNTERCLAIM; DISTRIBUTION TO THE LENDERS

         All payments to be made by the Obligors under this Agreement and/or the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.5, free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose. Save where this Agreement and/or the Security Documents provide for a payment to be made for the account of the Agent (for its own account), the Security Trustee (for its own account) or a particular Lender (including clauses 6.3, 7, 8.5, 13.1, 13.2, 14.1 and 14.2), in which case the Agent shall distribute the relevant payment to the Lender concerned, payments to be made by any Obligor under this Agreement and/or the Security Documents shall be for the account of all the Lenders and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Lenders rateably in accordance with their Commitments or Contributions, as the case may be.

8.2      PAYMENTS BY THE LENDERS

         All sums to be advanced by the Lenders to a Borrower under this Agreement shall be remitted in Dollars or the relevant Optional Currency on the relevant Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Lenders and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the Borrower specified in the relevant Drawdown Notice.

8.3      NON-BANKING DAYS

         (a) When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment or the date of such reduction shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

         (b) If any other relevant date under this Agreement is not a Banking Day all references thereto shall be deemed to be to the immediately preceding Banking Day.

8.4      AGENT MAY ASSUME RECEIPT

         Where any sum is to be paid under this Agreement to the Agent for the account of another Person, the Agent may assume that the payment will be made to the Agent when due and may (but shall not be obliged to) make such sum available to the Person so entitled. If it proves to be the case that such payment was not made to the Agent, then the Person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon


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

         sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the Person by whom such sum was payable shall indemnify the Agent for any and all loss or reasonable expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

8.5      GROSSING-UP FOR TAXES

         Subject to clause 8.6, if at any time any Obligor is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement and/or the Security Documents for the account of any Finance Party (or if the Agent is required to make any such deduction or withholding from a payment to the Security Trustee or Lender), the sum due from the relevant Obligor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the relevant Obligor shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of such Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Obligor shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

8.6      EXCLUSIONS FROM TAX GROSS-UP

         (a) Each Finance Party agrees promptly to notify the Borrower and the Agent if it is not, or if it ceases to be, a Qualifying Person by reason of sub-paragraph (i) of the definition of Qualifying Person ceasing to apply and if any Finance Party is not or ceases to be a Qualifying Person then (save in circumstances where such Finance Party ceases to be a Qualifying Person by reason of any change in law, regulation or double taxation treaty or its application, in each case taking effect after the date of this Agreement) the relevant Obligor shall not be obliged to pay such Finance Party under clause 8.5.

         (b) Clause 8.5 shall not apply to Taxes imposed by reason of any connection between the jurisdiction imposing such tax and any Finance Party or any Lender's applicable lending office, branch or affiliate other than a connection arising solely from any Finance Party having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Note.

         (c) Clause 8.5 shall not apply to Taxes that would not have been imposed but for the failure of any Finance Party, arising from a reasonable request together with appropriate assistance and direction from the relevant Obligor, to reasonably comply with any certification, identification, information, or other documentation requirement under law, regulation,


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

                  administrative practice or an applicable treaty that is a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of Taxes.

         (d) If a Lender changes its applicable lending office (other than pursuant to clause 8.8(b) below) or effects a transfer or assignment of rights (pursuant to clause 16.3) and the effect of the change or transfer or assignment, as of the date of the change or transfer or assignment, would be to cause any Obligor to become obliged to pay any additional amount under clause 8.5, such Obligor shall not be obliged to pay such additional amount.

8.7      CLAW-BACK OF TAX BENEFIT

         If following any such deduction or withholding as is referred to in clause 8.5 the Finance Parties or any of them shall receive or be granted a credit against or remission for any Taxes payable by it, the Finance Parties shall, subject to the relevant Obligor having made any increased payment in accordance with clause 8.5 and to the extent that any Finance Party can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of any Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as any Finance Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave any Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon any Finance Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Finance Party to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Obligors shall not, by virtue of this clause 8.7, be entitled to enquire about any Finance Party's tax affairs.

8.8      RULES CONCERNING ADDITIONAL AMOUNTS

         (a) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Finance Party by an Obligor pursuant to clause 8.5, the relevant Finance Party shall take such steps as may reasonably be available to it and acceptable to the Obligor to mitigate the effects of such condition or event provided that such Finance Party shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or be in conflict with such Finance Party's (or, as the case may be, its Holding Company's) general lending policies or would result in any material increased administrative burden or would require it to incur additional costs (unless the Obligor agrees to reimburse such Finance Party for the reasonable incremental out-of-pocket costs thereof).


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

         (b) If the Obligor shall become obliged to pay additional amounts pursuant to clause 8.5 and any affected Finance Party shall not have promptly taken steps necessary to avoid the need for payments under clause 8.5, the Obligor shall have the right at its own expense, for so long as such obligation remains, with the assistance of the Agent, to seek one or more substitute Lenders reasonably satisfactory to the Agent and the Obligor to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or to the extent that no Default or Event of Default under clause 12 shall have occurred of which the Obligor has actual knowledge and is then continuing, upon at least four Banking Days irrevocable notice to the Agent, to prepay the affected Loan, in whole or in part, subject to clause 13.1, without premium or penalty. In the case of the substitution of a Lender, the Obligor, the Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Transfer Certificate pursuant to clause 16.3 to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. The Obligor shall pay all expenses (including Taxes other than Taxes measured by or imposed upon the overall net income or gains of any Finance Party or any Lender's applicable lending office) arising from a substitution of a Lender pursuant to this clause 8. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the obligor shall first pay the affected Lender any additional amounts owing under clauses
                  8.5 and 14.2 (as well as any commitment fees and other amounts then due and owing to such Lender) prior to such substitution or prepayment.

8.9      BANK ACCOUNTS

         Each Lender shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Advance and other sums owing by each Obligor under this Agreement and all payments in respect thereof made by the Obligors from time to time. The control account shall be prima facie evidence as to the amount from time to time owing by each Obligor under this Agreement.

8.10     PARTIAL PAYMENTS

         If, on any date on which a payment is due to be made by any Obligor under this Agreement and/or the Security Documents, the amount received by the Agent from the relevant Obligor falls short of the total amount of the payment due to be made by the relevant Obligor on such date then, without prejudice to any rights or remedies available to the Finance Parties under this Agreement and/or the Security Documents, the Agent shall apply the amount actually received from the relevant Obligor in or towards discharge of the obligations of the Obligors


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

         under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the relevant Obligor:

         (a) in the case of a payment by the Borrower, first, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent under this Agreement and/or the Security Documents;

         (b) in the case of a payment by the Borrower, secondly, in or towards payment to Nortel Networks plc of any portion of the facility fee payable under clause 7.1(a) which remains unpaid;

         (c) in the case of a payment by the Borrower, thirdly, in or towards payment to the Lenders, on a pro rata basis, of any accrued commitment commission payable under clause 7.1(b) which shall have become due but remains unpaid;

         (d) fourthly, in or towards payment to the Lenders, on a pro rata basis, of any accrued interest which shall have become due but remains unpaid by the Borrower;

         (e) fifthly, in or towards payment to the Lenders, on a pro rata basis, of any principal which shall have become due but remains unpaid by a Borrower; and

         (f) sixthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis) by the Borrower.

         The order of application set out in this clause 8.10(b) to 8.10(f) shall be varied by the Agent if all Lenders so direct, without any reference to, or consent or approval from, any of the Obligors.

8.11     CALCULATIONS

         All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of Sterling) a 365 day year or (in the case of currencies other than Sterling) a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

8.12     CERTIFICATES PRIMA FACIE

         Any certificate or determination of the Agent or any Lender as to any rate of interest or any amount payable under this Agreement shall be prima facie evidence thereof and shall not be conclusive save where otherwise expressly stated in this Agreement.

8.13     EFFECT OF MONETARY UNION


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


         If the country of any national currency in which any amount is payable under this Agreement participates in Economic and Monetary Union in accordance with Article 109j of the Treaty on European Union, then:

         (a) any amount payable under this Agreement in that national currency shall be made in euro;

         (b) any amount so required to be paid in euro shall be converted from that national currency at the rate stipulated pursuant to
                  Article 109l(4) of the Treaty on European Union and payment of the amount in euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109l(4); and

         (c) after consultation with the Borrower and the Lenders, and notwithstanding clause 17.11, the Agent shall be entitled to make such reasonable amendments to this Agreement as it may determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever).

         Any amendment made to this Agreement by the Agent shall be promptly notified to the other Finance Parties and the Obligors by the Agent and shall be binding on all the other Finance Parties and the Obligors.


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9        SUBSIDIARY GUARANTEE

         The Borrower shall, from time to time, procure the issue of Subsidiary Guarantees in accordance with clause 11.2(e).

10       REPRESENTATIONS AND WARRANTIES

10.1     REPEATED REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Finance Parties that:

         (a) DUE INCORPORATION: it, each of the Subsidiaries who are Restricted Subsidiaries and each Security Provider, is duly incorporated or organised and validly existing under the laws of the respective country of its incorporation or organisation and has power to carry on its business as it is now being conducted and to own its property and other assets;

         (b) POWER TO BORROW ETC.: it, each of the Subsidiaries who are Restricted Subsidiaries and each Security Provider, has power to execute, deliver and perform its obligations under the Finance Documents to which it is a party and, in the case of the Borrower, to borrow the Commitments and all necessary corporate, shareholder and other corporate action has been taken to authorise the execution, delivery and performance of the same and, in the case of the Borrower, no limitation on the powers of the Borrower to borrow will be exceeded as a result of Borrowings under this Agreement;

         (c) BINDING OBLIGATIONS: the Finance Documents when executed and delivered by each Obligor who is party to such document will constitute, valid and legally binding obligations of such Obligor enforceable in accordance with their respective terms subject to:

                  (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratoria or similar laws;

                  (ii)     general principles of equity; and

                  (iii) the qualifications, limitations and exceptions contained in the legal opinions referred to in schedule 3 which are expressed to relate to the relevant Finance Document;

         (d) NO CONFLICT WITH OTHER OBLIGATIONS: the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Finance Documents to which it is a party by the relevant Obligor will not:

                  (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which such Obligor is subject in any material respect;

                  (ii) conflict with, or result in any material breach of any of the terms of, or constitute a material default under, any agreement or other instrument to which such Obligor is a party or is subject or by which it or any of its property is bound;


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


                  (iii) contravene or conflict with any provision of such Obligor's constitutive documents;

                  (iv) breach in any material respect any term of the Licences or Necessary Authorisations; or

                  (v) save for the Encumbrances granted to the Security Trustee pursuant to the Security Documents or otherwise permitted under this Agreement, result in the creation or imposition of or oblige it or any of its Subsidiaries which are Restricted Subsidiaries to create any Encumbrance on its or any of such of its Subsidiaries' undertakings, assets, rights or revenues (except for any Encumbrance permitted by this Agreement);

         (e) NO LITIGATION: no material litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against it or any of its Subsidiaries which are Restricted Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;

         (f) NO MATERIAL ADVERSE CHANGE: there has been no event which would reasonably be expected to have a Material Adverse Effect;

         (g) TITLE TO ASSETS: in respect of all Equipment which is to be financed in whole or in part by an Advance, the relevant Purchaser will be, at the time of such Advance, the legal owner of such Equipment (other than Software and other rights held under licence) free and clear of any Encumbrances and any other rights or interests in favour of third parties save for those Encumbrances permitted under this Agreement;

         (h) NO GUARANTORS: none of the Borrowings of the Borrower is Guaranteed by any of its Restricted Subsidiaries save to the extent permitted by this Agreement;

         (i) PRIOR REPRESENTATIONS: representations made in the Business Plan as at the date of this Agreement and in the Offering Memoranda as at their date, taken as a whole, are materially accurate and complete and not materially misleading provided that no representation or warranty is made concerning any forecasts, estimates or pro forma information, projections and statements as to anticipated future performance or conditions, or the assumptions on which they were based except that such forecasts, estimates and pro forma information, projections and statements were arrived at after due and careful consideration and enquiry and were based on the good faith assumptions of the management of the Borrower which assumptions were believed by such management to be reasonable (it being understood that such forecasts, estimates and pro forma information, projections and statements and the assumptions on which they were based may or may not prove to be correct);


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


         (j) YEAR 2000: except as would not reasonably be expected to have a Material Adverse Effect, any reprogramming required to permit the proper functioning in and following the year 2000, of:

                  (i) the computer systems of any Obligor and each of its Restricted Subsidiaries;

                  (ii) equipment containing embedded microchips (including systems and equipment supplied by others to any Obligor or any of its Restricted Subsidiaries or with which the systems of any Obligor or any of its Restricted Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed;

         (k) OTHER BORROWINGS: there is no material default under any material credit facility or any Material Agreement between an Obligor or any of its Restricted Subsidiaries and any other Person;

         (l) USE OF ADVANCES: Advances have only been used, and shall only be used, for the purposes set out in clause 4.2;

         (m)      LICENCES AND NECESSARY AUTHORISATIONS:

                  (i) each Purchaser has secured all necessary Licences and such Licences are in full force and effect and such Purchaser is in compliance in all material respects with all provisions thereof that are applicable to it;

                  (ii) except as would not reasonably be expected to have a Material Adverse Effect, each Obligor and each of its Subsidiaries which are Restricted Subsidiaries has secured all the Necessary Authorisations, all such Necessary Authorisations are in full force and effect and such Obligor and such of its Subsidiaries are in compliance in all material respects with all provisions thereof;

                  (iii) neither any Obligor nor any of its Subsidiaries which is a Restricted Subsidiary has been notified (in writing or otherwise) that the Licences or any of the Necessary Authorisations issued to such Obligor or any such of its Subsidiaries are the subject of any pending or threatened attack or revocation; AND

                  (iv) every material consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities of courts (other than the Licences and the Necessary Authorisations) required by an Obligor or any of its Subsidiaries which is a Restricted Subsidiary to authorise, or required by such Obligor or any of its Subsidiaries which is a Restricted Subsidiary in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and the Security Documents to which it is a party or the performance by such Obligor or any of its Subsidiaries which is a Restricted Subsidiary of their respective obligations under this Agreement and the Security Documents to which they are a party has been obtained or made (other than any not yet required) and is in full force and effect in all material respects and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

         (n) LAWS: each Obligor and each of its Subsidiaries which is a Restricted Subsidiary is in compliance in all material respects with all material laws;

         (o) NO DEFAULT: no Default has occurred which is continuing;

         (p)      ENVIRONMENTAL MATTERS:

         (i) each Obligor and each of its Subsidiaries which is a Restricted Subsidiary complies, in all respects, with all requirements of Environmental Laws where failure to do so has or is reasonably likely to have a Material Adverse Effect; and

         (ii) after due enquiry, no Environmental Claim is, to the knowledge of such Obligor or any of its Subsidiaries which is a Restricted Subsidiary, existing as at the date of this Agreement, which has or is reasonably likely to have a Material Adverse Effect; and

         (q) NO FILINGS REQUIRED: save for the filings, registrations and notarisations referred to in the legal opinions referred to in schedule 3, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Security Documents to which each Obligor is a party, that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Agreement or any of the Security Documents to which such Obligor is a party and this Agreement and the Security Documents to which each Obligor is a party are in proper form for their enforcement in the courts of any Relevant Jurisdiction.

10.2     REPETITION

         The representations and warranties in clause 10.1 shall be deemed to be repeated by the Borrower on and as of each Drawdown Date as if made with reference to the facts and circumstances existing on each such day save that references to financial statements shall be amended to refer to the latest such financial statements delivered to the Agent under clause 11.1.


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11       UNDERTAKINGS

11.1     POSITIVE COVENANTS

         The Borrower (in respect of itself and Restricted Subsidiaries) undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrower, it will:

         (a) subject to clauses 11.2 and 11.3, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organisational or constitutional documents of the Borrower and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Borrower and each Restricted Subsidiary provided that the Borrower shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is, in the judgment of the Borrower, no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

         (b) pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent:

                  (i) all material taxes, assessments and governmental charges levied or imposed upon:

                           (A)      the Borrower or any such Restricted
                                    Subsidiary;

                           (B) the income or profits of any such Restricted Subsidiary which is a corporation or other corporate entity; or

                           (C) the property of the Borrower or any such Restricted Subsidiary; and

                  (ii) all material lawful claims for labour, materials and supplies that, if unpaid, might by law become a lien or an encumbrance upon the property of the Borrower or any such Restricted Subsidiary, provided that the Borrower shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim (x) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) if failure to do so would not (as determined by the Borrower in good faith) reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Borrower and its Restricted Subsidiaries taken as a whole or (z) if


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

                  any resulting Encumbrance constitutes a Permitted Encumbrance or otherwise complies with clause 11.2(g);

         (c) cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times provided that nothing in this clause 11.1(c) shall prevent the Borrower or any Restricted Subsidiary from omitting to take such action or discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such omission, discontinuance or disposal is, in the judgment of the Borrower, desirable in the conduct of the business of the Borrower or such Restricted Subsidiary;

         (d) provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Borrower or any such Restricted Subsidiary, as the case may be, is then conducting business provided that in the judgment of the Borrower such insurance is available to the Borrower on commercially reasonable terms and is desirable;

         (e) in the event that any Officer becomes aware of any Default or Event of Default, promptly deliver to the Agent a Certificate specifying such Default or Event of Default;

         (f) deliver to the Agent, within 90 days after the end of each fiscal year, a Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Borrower that a review has been conducted of the activities of the Borrower and its Restricted Subsidiaries and the Borrower's and its Restricted Subsidiaries' performance under this Agreement and that the Borrower has complied with all conditions and covenants under this Agreement; and for purposes of this clause 11.1(f), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement; and if any of the Officers of the Borrower signing such Certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status;


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

         (g) ensure that each Obligor and each Purchaser (in respect of which Advances have been made under this Agreement) shall remain a Wholly Owned Subsidiary of the Borrower;

         (h) from and after the earlier of the date provided under Section 4.18(I) of the Indentures and the date that is six months after the Closing Date (such earlier date, the "FILING DATE") file with the Commission to the extent then permitted by the Exchange Act and by the Commission, all such information on an appropriate available form as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act as if it were a U.S. company and subject thereto, including information required by annual, quarterly and current reports whether or not required to be so filed; and it will supply the Agent copies of such reports and other information; and in addition prior to the Filing Date, it will supply to the Agent, at the Borrower's cost, quarterly and annual reports substantially equivalent to those described above or which would otherwise be required by the Exchange Act (or other reports or documents that include substantially the same information) commencing with the report for the fiscal quarter ending immediately after the date of this Agreement.

11.2     NEGATIVE COVENANTS

         The Borrower (in respect of itself and the Restricted Subsidiaries) undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrower, without the prior written consent of the Agent acting on the instructions of the Majority
         Lenders:

         (a) it will not, and it will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness under this Agreement and under the Notes (but excluding any Additional Notes) and other Indebtedness existing on the Closing Date provided that the Borrower or any Permanent Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1 and provided that the Borrower and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed (after giving effect to any refinancing thereof) the sum of (A) $100 million, less any amount of such Indebtedness permanently repaid as provided under clause 11.2(j) plus (B) an amount equal to the lesser of (1) 80 per cent. of the consolidated book value of the accounts receivable of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP (determined as of the end of the most recently ended fiscal quarter for which reports have been filed


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

                  with the Commission and provided to the Agent) and (2) $100 million;

                  (ii) Indebtedness owed (A) to the Borrower evidenced by a promissory note or (B) to any Restricted Subsidiary provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this paragraph (ii);

                  (iii) Indebtedness to refinance then outstanding Indebtedness (other than Indebtedness Incurred under paragraph (i), (ii), (iv), (vi), (viii), (x) or (xi) of this paragraph) and any refinancings thereof, in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses) provided that Indebtedness the proceeds of which are used to refinance the Loan in part or Indebtedness that is pari passu with, or expressly subordinated in right of payment to, the Loan and any Subsidiary Guarantee shall only be permitted under this paragraph (iii) if:

                           (A) in cases where the Indebtedness to be refinanced is pari passu with the Loan or any Subsidiary Guarantee such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or expressly subordinate in right of payment to, the remaining Loan and any Subsidiary Guarantee;

                           (B) in cases where the Indebtedness to be refinanced is expressly subordinated in right of payment to the Loan and any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Loan and any Subsidiary Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Loan and any Subsidiary Guarantee; and

                           (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced; and provided further that in no event may Indebtedness of the Borrower be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this paragraph (iii);


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


                  (iv) Indebtedness (A) in respect of performance, surety, appeal or other similar bonds provided in the ordinary course of business and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, bankers' acceptances, surety or performance bonds or other similar instruments securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Borrower or any Restricted Subsidiary in connection with such disposition;

                  (v) Guarantees of the Loan and Guarantees of Indebtedness of the Borrower by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with clause 11.2(e) and Guarantees of Indebtedness of any Restricted Subsidiary by any Restricted Subsidiary provided such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee;

                  (vi) Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including leases on an indefeasible right to use basis and multiple investment units) (including acquisitions by way of Capitalised Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Borrower or a Restricted Subsidiary;

                  (vii) Indebtedness of the Borrower or any Permanent Guarantor not to exceed at any one time outstanding (after giving effect to any refinancing thereof), two times the sum of:

                           (A) the Net Cash Proceeds received by the Borrower after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Borrower, to the extent
                                    (I) such capital contribution or Net Cash
                                    Proceeds have not been used pursuant to
                                    paragraph (C)(2) of clause 11.2(b) or
                                    paragraphs (iii), (iv), (vi) or (x) of
                                    clause 11.2(b) to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction pursuant to which the Borrower


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

                                    incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred; and

                           (B) 80 per cent. of the fair market value of property (other than cash and cash equivalents) received by the Borrower after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Borrower, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to paragraphs (iii), (iv) or (vii) of clause 11.2(b) to make a Restricted Payment and
                                    (II) if such capital contribution or Capital
                                    Stock is used to consummate a transaction pursuant to which the Borrower Incurs Acquired Indebtedness, 80 per cent. of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Loan or the Notes and has an Average Life longer than the Loan or the Notes;

                  (viii)   Acquired Indebtedness;

                  (ix)     Strategic Subordinated Indebtedness;

                  (x) Indebtedness in respect of bankers' acceptance and letters of credit, all in the ordinary course of business, in an aggregate amount outstanding at any time not to exceed $10 million; and

                  (xi) subordinated Indebtedness of the Borrower or any Permanent Guarantor (in addition to Indebtedness permitted under paragraphs (i) through (xi) above) in an aggregate principal amount outstanding at any time (after giving effect to any refinancing thereof) not to exceed $100 million, provided that for the purposes of determining:

                  A) compliance with any Dollar-denominated restriction under this clause 11.2(a) on the Incurrence of Indebtedness denominated in another currency; or

                  B) any particular amount of Indebtedness under this clause 11.2(a),

                  the methodology used in Sections 4.03(b) and 4.03(c) (as the case may be) of the Indentures shall be adopted;

                  (b) it will not, and it will not permit any Restricted Subsidiary to, directly or indirectly:

                  1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions on Capital Stock of a Restricted Subsidiary held by minority interest holders on no more than a pro rata basis, measured by value and based on all outstanding Capital Stock of such Restricted Subsidiary) held by Persons other than the Borrower or any of its Restricted Subsidiaries;

                  2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (i) the Borrower or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Borrower or any Wholly Owned Restricted Subsidiary or
                           (ii) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Borrower (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5 per cent. or more of the Capital Stock of the Borrower;

                  3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Borrower that is expressly subordinated in right of payment to the Loan or any Subsidiary Guarantee; or

                  4) make any Investment, other than a Permitted Investment, in any other Person,

                  (such payments or any other actions described in paragraphs
                  (1) through (4) above being collectively "RESTRICTED PAYMENTS"), if, at the time of, and after giving effect to, the proposed Restricted Payment:

                  (A) a Default or Event of Default shall have occurred and be continuing;

                  (B) the Borrower could not Incur at least $1.00 of Indebtedness under clause 11.2(a); or

                  (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

                           (1) 50 per cent. of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100 per cent. of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission and provided to the Agent; plus

                           (2) the aggregate Net Cash Proceeds received by the Borrower after the Closing Date as a capital contribution or from the issuance and sale permitted by this Agreement of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Borrower, including the proceeds of an issuance or sale permitted by this Agreement of Indebtedness of the Borrower for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Borrower, or from the issuance to a Person who is not a Subsidiary of the Borrower of any options, warrants or other rights to acquire Capital Stock of the Borrower (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Loan), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause 11.2(a)(vii); plus

                           (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and Investments under clause 11.2(b) (vi), (viii) or (xii)) in any Person resulting from payments of interest on Indebtedness, dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any Restricted Subsidiary or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of paragraph (C)(l) above), or from re-designations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, provided that the provisions of this clause 11.2(b) shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing provisions of clause 11.2(b);

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Loan or any Subsidiary Guarantee, including premiums, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause 11.2(a)(iii) which is permitted under this Agreement;

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of the Borrower or any Subsidiary of the Borrower (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock);

                  (iv) the making of any principal payment on or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Borrower which is subordinated in right of payment to the Loan in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock);

                  (v) payments or distributions to dissenting shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with clauses 11.3 and 11.4;

                  (vi) any Investment in any Person the primary business of which is related, ancillary or complementary to the business of the Borrower and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of Investments made pursuant to this paragraph (vi) does not exceed the sum of:

                           a)       $25 million, plus;

                           b) the amount of Net Cash Proceeds received by the Borrower after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Borrower, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause 11.2(a)(vii) or to make Restricted Payments pursuant to paragraph (C)(2) of this clause 11.2(b) above or clauses 11.2(b)(iii), (iv) or (x); plus

                           c) the NET REDUCTION in Investments made pursuant to this paragraph (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of paragraph (C)(l) of this clause 11.2(b) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "INVESTMENTS"), provided that the NET REDUCTION in any Investment shall not exceed the amount of such Investment;

                  (vii) Investments acquired as a capital contribution to or in exchange for Capital Stock (other than Disqualified Stock) of the Borrower;

                  (viii) Investments in Permitted Joint Ventures not exceeding, at the time of the Investment, the sum of:

                           a)       $10 million; and

                           b) the NET REDUCTION in Investments made pursuant to this paragraph (viii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of paragraph (C)(1) of this clause 11.2(b) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the NET REDUCTION in any Investment shall not exceed the amount of such Investment;

                  (ix) repurchases of Warrants pursuant to a repurchase offer or within ten days of their expiration in accordance with the terms of the Warrant Agreements in effect on the Closing Date, and any purchase of any fractional shares of Common Stock (or other Capital Stock of the Borrower issuable upon exercise of the Warrants) in connection with an exercise of the Warrants, and any payments in connection with the anti-dilution provisions of the Warrant Agreements;

                  (x) the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Borrower or options, warrants or other rights to purchase such shares held by Management Investors upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options, warrants or other rights were issued provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares or options, warrants or other rights after the Closing Date does not in the aggregate exceed:

                           a)       $5 million; plus

                           b) the aggregate Net Cash Proceeds received by the Borrower after the Closing Date as a capital contribution from, or from the issuance or sale to, Management Investors of Capital Stock of the Borrower or any options, warrants or other rights to acquire such Capital Stock; plus

                           c) the proceeds of insurance policies used to effect any such purchase, redemption, retirement or other acquisition;

                  (xi) any purchase, redemption, retirement or other acquisition of Capital Stock deemed to occur upon the exercise of options, warrants or other rights if such Capital Stock represents a portion of the exercise price thereof; or

                  (xii) other Restricted Payments in an aggregate amount not to exceed $5 million plus the net reduction in Investments made pursuant to this paragraph (xii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of paragraph (C)(1) of this clause 11.2(b) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment;

         (c) it will not, and it will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual Encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (A) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary;

                  (B) pay any Indebtedness owed to the Borrower or any other Restricted Subsidiary;

                  (C) make loans or advances to the Borrower or any other Restricted Subsidiary; or

                  (D) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary provided that the foregoing provisions shall not restrict any encumbrances or restrictions:

                           (i) existing on the Closing Date , including under the Indentures, or any other agreements or instruments in effect on the Closing Date, and any refinancings of such agreements or instruments; provided that the encumbrances and restrictions in any such refinancings are no less favourable in any material respect to the Holders or the Lenders than those encumbrances or restrictions that are then in effect and that are being refinanced;

                           (ii) existing under or by reason of applicable law or any requirement of any applicable governmental regulatory authority;

                           (iii) existing with respect to any Person, or any property or assets, acquired by the Borrower or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable (A) in the case of an acquisition of such Person, to any other Person or (B) in the case of an acquisition of such property or assets, any other property or assets;

                           (iv) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                           (v) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued, or any agreement relating to the sale, disposition or financing of receivables, if (A) either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such Indebtedness or agreement or (2) the Borrower in good faith determines (as set forth in a Board Resolution) that any such encumbrance or restriction will not materially affect the Borrower's ability to make principal or interest payments in respect of the Loan and
                                    (B) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined by the Borrower in good faith);

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

                           (vi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

                           (vii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                           (Nothing in this clause 11.2(c) shall prevent the Borrower or any Restricted Subsidiary from creating, incurring, assuming or suffering to exist any Liens otherwise permitted under clause 11.2(g) or restricting the sale or other disposition of property or assets of the Borrower or any of its Restricted Subsidiaries that secure Indebtedness of the Borrower or any of its Restricted Subsidiaries);

         (d) it will not sell, and it will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                  (i)      to the Borrower or a Wholly Owned Restricted
                           Subsidiary;

                  (ii) issuance of director's qualifying shares or issuance or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

                  (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under clause 11.2(b) if made on the date of such issuance or sale; or

                  (iv) issuance or sales of Common Stock of a Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause 11.2(j);

         (e) it will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Borrower or any Subsidiary Guarantor which is pari passu with or expressly subordinate in right of payment to the Loan or any Subsidiary Guarantee ("GUARANTEED INDEBTEDNESS"), unless:

                  (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee together with all the documents and evidence listed in schedule 6, in form and substance satisfactory to the Agent; and

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

                  (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee, until payment in full of the outstanding principal amount of the Loan and any accrued and unpaid interest thereon then due and owing provided that this paragraph shall not be applicable to any Guarantee of any Restricted
                           Subsidiary:

                           (A) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or

                           (B) of Indebtedness Incurred pursuant to clause 11.2(a)(i),

                           provided that if the Guaranteed Indebtedness is:

                                    1)       pari passu with the Loan, then the
                                             Guarantee of such Guaranteed
                                             Indebtedness shall be pari passu
                                             with, or subordinated to, the
                                             Subsidiary Guarantee; or

                                    2)       subordinated to the Loan, then the
                                             Guarantee of such Guaranteed
                                             Indebtedness shall be subordinated
                                             to the Subsidiary Guarantee at
                                             least to the extent that the
                                             Guaranteed Indebtedness is
                                             subordinated to the Loan,

                  provided that any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                  A) any sale, exchange or transfer (including by way of merger or consolidation), to any Person not an Affiliate of the Borrower, of all the Borrower's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange, transfer or other transaction is not prohibited by this Agreement);

                  B) the absolute and unconditional repayment of the Loan and cancellation of the Commitments, subject to customary contingent reinstatement provisions;

                  C) the release or discharge of the Guarantee which resulted in the creation of the Subsidiary Guarantee, except a discharge or release by or as a result of a payment under such Guarantee; or

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

                  D) upon the merger or consolidation of such Subsidiary Guarantor with and into the Borrower or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation;

         (f) it will not, and it will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5 per cent. or more of any class of Capital Stock of the Borrower or with any Affiliate of the Borrower or any Restricted Subsidiary, except upon fair and reasonable terms that taken as a whole are no less favourable to the Borrower or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate provided that the foregoing limitation does not limit, and shall not apply to:

                  (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or
                           (B) for which the Borrower or a Restricted Subsidiary delivers to the Agent a written opinion of a nationally recognised investment banking or appraisal firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view, or is upon terms that taken as a whole are no less favourable to the Borrower or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction;

                  (ii) any transaction solely between or among the Borrower and any of its Wholly Owned Restricted Subsidiaries or solely between or among Wholly Owned Restricted Subsidiaries;

                  (iii) the payment of reasonable and customary regular fees to directors of the Borrower who are not employees of the Borrower;

                  (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any other Person with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purposes;

                  (v) any Restricted Payments (or a transaction excluded from the definition of the term "Restricted Payments") not prohibited by clause 11.2(b);

                  (vi) transactions consisting of or pursuant to employment or benefit agreements, plans, programs or arrangements for or with, or indemnification or contribution obligations to, employees, officers or directors in the ordinary course of business;

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

                  (vii) the entering into of the Securities Purchase and Cancellation Agreement, the 1999 Share Option Plan, the Securities Purchase Agreement, the Registration Rights Agreement and the Securityholders' Agreement, as described in the Offering Memorandum dated February 12, 1999 as amended or supplemented, and performance of the obligations and the transactions contemplated thereby; or

                  (viii) issuances or sales of Capital Stock (other than Disqualified Stock) of the Borrower or options, warrants or other rights to acquire such Capital Stock,

                  provided that notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this clause 11.2(f) and not covered by paragraphs
                  (ii) through (viii), the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in paragraph (i)(A) or (B) above;

         (g) it will not, and it will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Encumbrance on any of its assets or properties of any character (including licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Loan to be directly secured equally and rateably with (or, if the obligation or liability to be secured by such Encumbrance is expressly subordinated in right of payment to the Loan prior to) the obligation or liability secured by such Encumbrance provided that, subject to clause 11.2(h), the foregoing limitation does not apply to:

                  (i)      Encumbrances existing on the Closing Date;

                  (ii) Encumbrances granted after the Closing Date on any assets or Capital Stock of the Borrower or its Restricted Subsidiaries created in favour of the Lenders;

                  (iii) Encumbrances with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Borrower or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Borrower or such other Restricted Subsidiary;

                  (iv) Encumbrances securing Indebtedness which is permitted to be Incurred under clause 11.2(a)(iii) to refinance secured Indebtedness provided that such Encumbrances do not extend to or cover any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                  (v) Encumbrances on the Capital Stock of or any property or assets of, a Restricted Subsidiary securing Indebtedness of such

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

                           Restricted Subsidiary (or obligations in respect thereof) permitted under clause 11.2(a); or

                  (vi)     Permitted Encumbrances;

         (h) it will not, and it will not permit any Restricted Subsidiary, to create, incur, assume or suffer to exist any Encumbrance on any of the Equipment financed under this Agreement other than where such Encumbrance is for the benefit of Lenders or arises in the ordinary course of business or under operation of law;

         (i) it will not, and it will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Borrower or a Restricted Subsidiary sells or transfers such assets or properties more than one year after acquiring such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Borrower or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred provided that the foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Borrower and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Borrower or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause 11.2(j);

         (j) it will not, and it will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

                  (i) the consideration received by the Borrower or such Restricted Subsidiary (including any Released Indebtedness and including by way of relief from or by any other Person assuming responsibilities for any liabilities other than Indebtedness ("RELEASED LIABILITIES")) is at least equal to the fair market value of the assets sold or disposed of provided that this paragraph (i) shall not apply to any sale, transfer or other disposition arising from foreclosure, condemnation or similar action with respect to any assets; and

                  (ii) at least 75 per cent. of the consideration received (including any Released Indebtedness and Released Liabilities) consists of cash, Temporary Cash Investments or Released Indebtedness and Released Liabilities provided, however, that this paragraph
                           (ii) shall not apply to long-term assignments in capacity in a telecommunications network or other transfers of indefeasible rights of use, multiple investment units or dark fibres, provided that in the event and to the extent that the Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10 per cent. of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Borrower and its Subsidiaries has been filed with the Commission and provided to the Agent), then the Borrower shall or shall cause the relevant Restricted Subsidiary to:

                           (A) within 12 months after the date Net Cash Proceeds so received exceed 10 per cent. of Adjusted Consolidated Net Tangible Assets:

                                    1)       apply an amount equal to such
                                             excess Net Cash Proceeds to
                                             permanently repay unsubordinated
                                             Indebtedness of the Borrower, or
                                             any Restricted Subsidiary providing
                                             a Subsidiary Guarantee or
                                             Indebtedness of any other
                                             Restricted Subsidiary, in each case
                                             owing to a Person other than the
                                             Borrower or any of its Restricted
                                             Subsidiaries; or

                                    2)       invest an equal amount, or the
                                             amount not so applied pursuant to
                                             paragraph (1), (or enter into a
                                             definitive agreement committing to
                                             so invest within 12 months after
                                             the date of such agreement) in
                                             property or assets (other than
                                             current assets) of a nature or type
                                             or that are used in a business (or
                                             in a company having property and
                                             assets of a nature or type, or
                                             engaged in a business) similar or
                                             related to the nature or type of
                                             the property and assets of, or the
                                             business of, the Borrower and its
                                             Restricted Subsidiaries existing on
                                             the date of such investment (as
                                             determined in good faith by the
                                             Board of Directors, whose
                                             determination shall be conclusive
                                             and evidenced by a Board
                                             Resolution); and

                           (B) apply (no later than the end of the 12-month period referred to in paragraph (A)) such excess Net Cash Proceeds (to the extent not applied or committed to be applied pursuant to paragraph (A)) in prepayment of the Loan and clause 6.4 shall apply; and

         (k) it will not and it will not permit any Obligor to, merge, amalgamate or consolidate with any other Person unless it or the relevant Obligor (as the case may be) is the continuing Person or unless the continuing Person expressly assumes the obligations of the Lenders of the merged entities provided that such merger, amalgamation or consolidation shall only be

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                  permitted if it also complies with the provisions of clauses
                  11.3 and 11.4.

11.3     NO CONSOLIDATIONS ETC

         An Obligor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into an Obligor unless:

         (a) such Obligor shall be the continuing Person, or the Person (if other than such Obligor) formed by such consolidation or into which such Obligor is merged or that acquired or leased such property and assets of the Borrower shall be a corporation organised and validly existing under the laws of the Kingdom of the Netherlands (including the Netherlands Antilles), Bermuda, Canada, Switzerland, any member state of the European Union or the United States of America or any jurisdiction thereof and shall expressly assume, by deed of accessions (in form and substance satisfactory to the Agent) all of the obligations of such Obligor under or in respect of this Agreement;

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction on a pro forma basis, such Obligor or any Person becoming the successor obligor under or in respect of this Agreement shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the relevant Obligor immediately prior to such transaction provided that this paragraph (c) shall only apply to a sale of less than all of the assets of an Obligor;

         (d) immediately after giving effect to such transaction on a pro forma basis such Obligor, or any Person becoming the successor obligor under or in respect of this Agreement and, as the case may be, could incur at least $1.00 of indebtedness under the first paragraph of clause 11.2(a) provided that this paragraph
                  (d) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of such Obligor if all Encumbrances and Indebtedness of such or any Person becoming a successor obligor under or in respect of this Agreement and its Restricted Subsidiaries outstanding immediately after such transaction would, if incurred at such time, have been permitted to be incurred (and all such Encumbrances and Indebtedness, other than Encumbrances and Indebtedness of such Obligor and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been incurred) for all purposes of this Agreement; and

         (e) the Borrower delivers to the Agent a Certificate (attaching the arithmetic computations to demonstrate compliance with paragraphs (c) and (d)) and Opinion of Counsel, in each case to the effect that such

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                  consolidation, merger or transfer and any supplemental
                  agreement complies with this provision and that all conditions precedent provided for in this paragraph relating to such transaction have been complied with provided that:

                  (i) in giving any such opinion such Counsel may rely on the Certificate as to compliance with the foregoing paragraphs (b), (c) and (d) and as to any matters of fact; and

                  (ii) paragraphs (c) and (d) above will not apply if, in the good faith determination of the Board of Directors of the relevant Obligor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of organisation of such Obligor, and such transaction does not have as one of its purposes the evasion of the foregoing limitations.

11.4     CONSOLIDATIONS

         Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of an Obligor in accordance with clause 11.3, the successor Person formed by such consolidation or into which such Obligor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor under or in respect of this Agreement with the same effect as if such successor Person had been named as the Borrower herein or, as the case my be, an Obligor provided that the Borrower shall not be released from its obligation to pay the principal of or interest on the Loan in the case of a lease of all or substantially all of its property and assets.

11.5     FURTHER RESTRICTIONS ON CONSOLIDATIONS

         Notwithstanding any other provision of this Agreement, the Borrower shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into an Obligor if following such consolidation, merger, sale, conveyance, transfer, lease or disposal the Person who is the successor obligor in respect of the Notes is not the same as the Person who is the successor obligor in respect of the Loan.

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12       EVENTS OF DEFAULT

12.1     EVENTS OF DEFAULT

         Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside of the control of an Obligor):

         (a) failure to pay any scheduled principal instalment sum due from it under this Agreement in the currency, at the time or in the manner stipulated in this Agreement;

         (b) failure to pay any other amount which is due to be paid by way of indemnity or by way of mandatory prepayment under this Agreement, and such default continues for a period of 10 Banking Days;

         (c) failure to pay interest or fees under this Agreement when the same becomes due and payable, and such default continues for a period of 10 Banking Days;

         (d) default in the performance or breach of the provisions of clause 11.3;

         (e) default in the performance of or breaches any other covenant or agreement in this Agreement (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Agent;

         (f) any representation or warranty made pursuant to clause 10 proving to be untrue when made in any material respect;

         (g) there occurs with respect to any Borrowings of the Borrower or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate (or, its equivalent in any other currency) whether such Borrowings now exists or shall hereafter be created:

                  (i) an event of default that has caused the relevant Person to declare such Borrowings to be due and payable prior to its Stated Maturity and such Borrowings has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

                  (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

         (h) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate (or its equivalent in any other currency) for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Borrower or any Significant Subsidiary and shall not be paid or discharged, and there shall be any

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                  period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  (i) a court having jurisdiction in the premises enters a decree or order for:

                  (i) relief in respect of the Borrower or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                  (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any Significant Subsidiary or for all or substantially all of the property and assets of the Borrower or any Significant Subsidiary; or

                  (iii) the winding up or liquidation of the affairs of the Borrower or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

         (j)      the Borrower or any Significant Subsidiary:

                  (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

                  (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any Significant Subsidiary or for all or substantially all of the property and assets of the Borrower or any Significant Subsidiary; or

                  (iii) effects any general assignment for the benefit of creditors;

         (k) any Security Document shall cease to be in full force and effect or enforceable in accordance with its terms, and the Borrower has neither cured such defect nor prepaid the Advance or Advances which were secured by such Security Document within the period set out in clause 5.8(e); or

         (l) the occurrence of an event or circumstance which has a Material Adverse Effect.

12.2     ACCELERATION

         The Agent may, and if so requested by the Majority Lenders shall, without prejudice to any other rights of the Lenders, at any time after the happening of an

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         Event of Default so long as the same is continuing, unremedied or unwaived by notice to the Borrower declare that:

         (a) the obligation of each Lender to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

         (b) all of the Loan together with accrued interest and all other amounts accrued under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

         (c) the Security Documents (or any of them) have become enforceable whereupon the same shall be enforceable.

         On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Borrower (and without prejudice to clause 5.3), to select the duration of each period for the calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

12.3     DEMAND BASIS

         If, pursuant to clause 12.2(b), the Agent declares all outstanding Advances to be due and payable on demand then the Agent may (and, if so instructed by the Majority Lenders, shall) at any time by written notice to the Borrower:

         (a) call for repayment of all of the Loan together with accrued interest and all other amounts accrued under this Agreement on such date as may be specified in such notice whereupon all of the Loan together with accrued interest and all other amounts accrued under this Agreement shall become due and payable on the date so specified; or

         (b) withdraw such declaration with effect from the date specified in such notice.

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13       INDEMNITIES

13.1     MISCELLANEOUS INDEMNITIES

         The Borrower shall on demand indemnify each Finance Party and, in the case of (e) below, their respective officers, employees, agents and delegates (together the "INDEMNIFIED PARTIES") in respect of which each Finance Party holds this indemnity on trust, without prejudice to any of their other rights under this Agreement and the Security Documents, against any loss (including loss of Margin, in the case of (a) and (b) below) or expense which such Finance Party or Indemnified Party shall have sustained or incurred and shall have certified as sustained or incurred by it as a consequence of:

         (a) any default in payment by any Obligor of any sum under or pursuant to this Agreement or any of the Security Documents when due;

         (b)      the occurrence of any other Event of Default;

         (c) any prepayment of all or part of any Advance or being made otherwise than on any Interest Payment Date relative thereto (provided that the Borrower shall not be obliged to indemnify any Finance Party under this paragraph (c) for loss of Margin); or

         (d) any Advance not being made or issued for any reason (excluding any default by the Agent or any Lender) after a Drawdown Notice has been given; or

         (e) any Environmental Claim made or asserted against such Indemnified Party which would not have arisen if this Agreement had not been executed and which was not caused by the gross negligence or wilful default of the relevant Finance Party or the relevant Indemnified Party of the relevant Finance Party, including, in the case of any Lender, in the case of (a) to (d) above, but not limited to, any loss or expense sustained or incurred by such Lender in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Lender.

13.2     CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

         No payment by any Obligor under or pursuant to this Agreement which is made in a currency other than the currency ("CONTRACTUAL CURRENCY") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale. For the avoidance of doubt the Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Obligor for

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         any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent and the date on which the Agent effects such sale, as to which the Agent shall (as against the relevant Obligor) have an absolute discretion. If any sum due from any Obligor under this Agreement or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "FIRST CURRENCY") into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the relevant Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, the relevant Obligor shall indemnify and hold harmless the Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
         (ii) the rate or rates of exchange at which such Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from any Obligor under the indemnity contained in this clause 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.3     ECB RESERVE REQUIREMENTS

         The Borrower agrees to indemnify on demand each Lender against any cost or loss suffered by it as a result of complying with the reserve requirements of the European Central Bank to the extent that such requirements relate to its participation in the Facility and are not recoverable by the Lender under clause 13.2.

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14       UNLAWFULNESS AND INCREASED COSTS; MITIGATION

14.1     UNLAWFULNESS

         (a) For the avoidance of doubt, without prejudice to clause 16.3, if it is or becomes contrary to any law or regulation for any Lender to contribute to Advances or to maintain its Commitment or fund its Contribution, such Lender shall promptly, through the Agent, notify the Borrower whereupon:

                  (i)      such Lender's Commitment shall be reduced to zero;
                           and

                  (ii) the Borrower shall be obliged to prepay the Contribution of such Lender either:

                           (A)      forthwith; or

                           (B) on a future specified date, as specified by the Agent not being earlier than the latest date permitted by the relevant law or regulation.

         (b) For the avoidance of doubt, without prejudice to clause 16.3, if it is or becomes contrary to any law or regulation for the Borrower to Incur or maintain Borrowings under this Agreement:

                  (i)      the Lenders' Commitments shall be reduced to zero;
                           and

                  (ii) the Borrower shall be obliged to prepay the Contribution of each Lender either:

                           (A)      forthwith; or

                           (B) on a future specified date, as specified by the Agent not being earlier than the latest date permitted by the relevant law or regulation.

         (c) Any prepayment pursuant to this clause 14.1 shall be made together with all amounts referred to in clause 6.4.

14.2     INCREASED COSTS

         If any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement of any central bank or other fiscal, monetary or governmental authority (whether or not having the force of law, but, if not having the force of law, with which the relevant Lender or, as the case may be, its Holding Company habitually complies), including (without limitation) those relating to capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, and the result of such change or introduction is to:

         (a) subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under this Agreement (other than

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                  Taxes or Taxation measured by or imposed upon the overall net income of any Finance Party or any Lender's applicable lending office, any franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any Finance Party or any Lender's applicable lending office in each case imposed: (i) by the jurisdiction under the laws of which any Finance Party or any Lender's applicable lending office is organised or is located, or in which the principal executive office of any Finance Party is located, or any nation within which such jurisdiction is located or any political sub-division thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and any Finance Party or any Lender's applicable lending office other than a connection arising solely from any Finance Party having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement; and/or

         (b) increase the cost to, or impose an additional cost on, any Lender or its Holding Company in making or keeping available all or part of such Lender's Commitment or maintaining or funding all or part of such Lender's Contribution; and/or

         (c) reduce the amount payable or the effective return to any Lender under this Agreement; and/or

         (d) reduce any Lender's or its Holding Company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Lender's obligations under this Agreement; and/or

         (e) require any Lender or its Holding Company to make a payment or forego a return calculated by reference to or on any amount received or receivable by such Lender under this Agreement; and/or

         (f) require any Lender or its Holding Company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Lender's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 14.3):

                  (i) such Lender shall notify the Borrower through the Agent in writing of such event promptly upon its becoming aware of the same; and

                  (ii) the Borrower shall on demand, made at any time whether or not such Lender's Contribution has been repaid, pay to the Agent for the account of such Lender the amount which such Lender specifies (in a certificate setting forth the basis of the computation of such amount in reasonable detail but not including any matters which such Lender or its Holding Company regards as confidential) is required to compensate such Lender and/or its

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                           Holding Company for such liability to Taxes,
                           increased or additional cost, reduction, payment, forgone return or loss.

         For the purposes of this clause 14.2 and clause 14.4 "HOLDING COMPANY" means, in relation to a Lender, the Borrower or entity (if any) within the consolidated supervision of which such Lender is included.

14.3     EXCEPTIONS

         Nothing in clause 14.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

         (a)      is taken into account in calculating the Additional Cost; or

         (b)      is the subject of an additional payment under clause 8.5; or

         (c) arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

         (d) arises as a result of a breach by such Lender of any regulation, request or requirement (which either (i) is in existence at the date of this Agreement or (ii) which comes into effect after the date of this Agreement and with which such Lender would have complied if such regulation, request or requirement was in effect on the date of this Agreement) of any applicable central bank or other fiscal, monetary or other authority (whether or not having the force of law); or

         (e) arises by reason of such Lender's unreasonable delay in notifying the Borrower through the Agent of its right to make a demand under clause 14.2 after it has become aware of and is able to ascertain the amount of its claim.

         For the purposes of clause 14.3(c) the term "APPLICABLE DIRECTIVE" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

14.4     MITIGATION

         If circumstances arise which would, or would upon the giving of notice, result in:

         (a)      the application of clause 5.6 in relation to any Lender;

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         (b)      the reduction of any Lender's Commitment to zero or the
                  Borrower being required to prepay any Lender's Contribution pursuant to clause 14.1; or

         (c) the Borrower being required to make a payment to any Lender to compensate such Lender or its Holding Company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 14.2(ii);

         then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under clause 8 and this clause 14, such Lender shall, in consultation with the Agent, take such reasonable steps (and/or, in the case of clause 14.2(ii) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its Holding Company, to procure that its Holding Company takes such reasonable steps) as are open to it (or, as the case may be, its Holding Company) to mitigate or remove such circumstances (including (in the case of such Lender) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrower) unless the taking of such steps might (in the opinion of such Lender) be prejudicial to such Lender (or, as the case may be, its Holding Company) or be in conflict with such Lender's (or, as the case may be, its Holding Company's) general banking policies or involve such Lender (or, as the case may be, its Holding Company) in any material expense or any material increased administrative burden.

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15       SET-OFF AND PRO RATA PAYMENTS

15.1     SET-OFF

         After an Event of Default (whilst such Event of Default is continuing) each Obligor authorises each Finance Party to apply any credit balance to which such Obligor is then entitled on any bank account of such Obligor with such Finance Party at any of its branches in or towards satisfaction of any sum then due and payable from such Obligor to such Finance Party under this Agreement. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 15.1. Each Finance Party shall notify the Agent and the relevant the Borrower (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Finance Parties.

15.2     PRO RATA PAYMENTS

         (a) If at any time any Finance Party (the "RECOVERING LENDER") receives or recovers any amount owing to it by any Obligor under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 8.1 or 8.10 (not being a payment received from a Transferee of such Finance Party's Contribution or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 5.7, 7, 8.5, 13.1, 13.2, 14.1 or 14.2), the Recovering Lender shall, within two Banking Days of such receipt or recovery (a "RELEVANT RECEIPT") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Lender would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 8.1 or 8.10 (as the case may be) then:

                  (i) within two Banking Days of demand by the Agent, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to the excess;

                  (ii) the Agent shall treat the excess amount so paid by the Recovering Lender as if it were a payment made by the relevant Obligor and shall distribute the same to the Finance Parties (other than the Recovering Lender) in accordance with clause 8.10; and

                  (iii) as between the relevant Obligor and the Recovering Lender the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Obligor to the other Lenders shall, to the extent of the amount so re-distributed to them, be treated as discharged.

         (b) If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Lender (whether to a liquidator or

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                  otherwise) each Finance Party to which any part of such
                  Relevant Receipt was so re-distributed shall on request from the Recovering Lender repay to the Recovering Lender such Finance Party's pro rata share of the amount which has to be refunded by the Recovering Lender.

         (c) Each Finance Party shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 15.2.

         (d) Notwithstanding the foregoing provisions of this clause 15.2 no Recovering Lender shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Agent).

15.3     NO RELEASE

         For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 15.2 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 15.2.

15.4     NO CHARGE

         The provisions of this clause 15 shall not, and shall not be construed so as to, constitute a charge by a Finance Party over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 15.2.

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16       ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES

16.1     BENEFIT AND BURDEN

         This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Borrower and their respective successors.

16.2     NO ASSIGNMENT BY BORROWER

         The Borrower shall not assign or otherwise transfer any of its rights or obligations under this Agreement.

16.3     SUBSTITUTION

         (a) If a Lender (a "TRANSFEROR LENDER") wishes to transfer all or any part of its rights, benefits and obligations under this Agreement it shall first give the Borrower at least 10 Business Days' notice (with copy to the Agent) of its intention to do so and such notice shall identify the Person to whom it intends to make such transfer (a "PROPOSED TRANSFEREE").

         (b) If, within 10 Business Days of the service of any notice pursuant to clause 16.3(a), the Borrower has not served a counter-notice on the Transferor Lender (with copy to the Agent) objecting to the transfer expressly on the grounds that the Proposed Transferee is not a reputable Qualifying Person then the Proposed Transferee shall be deemed to be a reputable Qualifying Person.

         (c) Subject to clauses 16.2(a) and (b), a Transferor Lender may transfer all or any part (being at least $5,000,000 and an integral multiple of $500,000) of its rights, benefits and/or obligations under this Agreement to a reputable Qualifying Person (a "TRANSFEREE") provided that if immediately following such transfer as a result of laws in force at the time of transfer, the Transferee would be entitled to receive from the Borrower in respect of such rights, benefits and obligations transferred more than the Transferor Lender then the Transferee will be entitled to receive any such amount only to the extent that the Transferor would have been so entitled had there been no transfer. Any such transfer shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Transfer Certificate duly executed by the Transferor Lender and the Transferee. On the Effective Date (as specified and defined in a Transfer Certificate so executed and delivered) by virtue of the counter-signature of the Transfer Certificate by the Agent (for itself and the other parties to this Agreement):

                  (i) to the extent that in such Transfer Certificate the Transferor Lenders seeks to transfer such obligations and rights hereunder the existing parties to this Agreement and the Transferor Lender shall be released from their respective obligations towards one another, other than the obligations outstanding from the Obligors to the Transferor Lender, under this Agreement ("DISCHARGED


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                           OBLIGATIONS") and their respective rights against one
                           another, other than the outstanding rights of the Transferor Lender against the Obligors, under this Agreement ("DISCHARGED RIGHTS") shall be cancelled and the rights of the Transferor Lender against the Obligors shall be assigned to the Transferee party to the relevant transfer certificate (the "ASSIGNED RIGHTS");

                  (ii) the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement (other than such Transferor Lender) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Transferee instead of to or by such Transferor Lender; and

                  (iii) the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Transferor Lender) shall acquire rights against each other which differ from the discharged rights and the assigned rights only insofar as they are exercisable by or against such Transferee instead of by or against such Transferor Lender, and, on such Effective Date, the Transferee shall pay to the Agent for its own account a fee of L1,000. The Agent shall promptly notify the Borrower of the receipt by it of any Transfer Certificate and shall promptly deliver a copy of such Transfer Certificate to the Borrower.

16.4     RELIANCE ON TRANSFER CERTIFICATE

         The Finance Parties and the Borrower shall be fully entitled to rely on any Transfer Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 16 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Transferor Lender and the Transferee and none of the Finance Parties or the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Transfer Certificate if it proves to be the case that the same was not authentic or duly authorised.

16.5     AUTHORISATION OF AGENT

         Each party to this Agreement irrevocably authorises the Agent to counter-sign each Transfer Certificate on its behalf for the purposes of clause 16.3 without any further consent of, or consultation with, any such party.

16.6     CONSTRUCTION OF CERTAIN REFERENCES

         If any Lender assigns all or any part of its rights or transfers any part of its rights, benefits and obligations as provided in clause 16.3 all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to such Lender and/or its Transferee to the extent of their respective interests.

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16.7     LENDING OFFICES

         Each Lender shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Lender selected from time to time by such Lender through which such Lender wishes to lend for the purposes of this Agreement.

16.8     DISCLOSURE OF INFORMATION

         (a) Save as permitted pursuant to the terms of this Agreement or the relevant Security Document any information furnished to any Finance Party pursuant to this Agreement or any Security Document or in connection with the negotiation of this Agreement to which any Obligor is a party to any Finance Party shall be kept confidential by the recipient and the other Finance Parties, save that the provisions of this clause 16.8 shall not apply:

                  (i) to any information already known to the recipient and not furnished by or on behalf of an Obligor in connection with the negotiation of this Agreement;

                  (ii) to any information subsequently received by the recipient which it would otherwise be free to disclose;

                  (iii) to any information which is or becomes public knowledge otherwise than as a result of a breach by any Person of this clause 16.8 or of any confidentiality undertaking entered into pursuant to clause 16.9; and

                  (iv) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or order or request of any governmental agency with whose instructions the recipient habitually complies, and has jurisdiction over the recipient provided that the recipient shall give notice of such disclosure to the Borrower as far in advance as practicable.

         (b) Each Obligor agrees that information provided to any Finance Party under this Agreement or any Security Document may be passed on by such Finance Party to the other Finance Parties, subject to the provisions and requirements of this clause 16.8 and of clause 16.9.

16.9     CONFIDENTIALITY UNDERTAKING

         Any Finance Party may disclose to a prospective Assignee or Transferee or to any other Person who may propose entering into contractual relations with such Finance Party in relation to this Agreement or any Security Document any information referred to in clause 16.8 subject to the prospective Transferee or other Person first entering into a confidentiality undertaking with the Borrower in substantially the same terms as clause 16.8 and this clause 16.9.

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16.10    RESTRICTIONS ON TRANSFERS

         Where a Lender transfers part of its rights, benefits and obligations pursuant to clause 16.3, that Lender must transfer equal fractions of its Commitment and Contribution (if any) and, if at the time when such transfer takes effect more than one Advance is outstanding, the transfer of its Contribution shall take effect in respect of the same fraction of each Advance. The Transfer Certificate relating to any such transfer shall be completed accordingly.

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17       AGENT, SECURITY TRUSTEE AND REFERENCE BANK

17.1     APPOINTMENT OF AGENT

         Each Lender irrevocably appoints the Agent as its agent for the purposes of this Agreement and irrevocably authorises the Agent in such capacity:

         (a) to execute all documents as may be approved by the Majority Lenders for execution by the Agent; and

         (b) (whether or not by or through employees or agents) to take such action on such Lender's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement or, (as the case may be) the Security Documents, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement). None of the Agent or the Security Trustee shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Lenders beyond those expressly stated in this Agreement and/or the Security Documents.

         Notwithstanding that the Agent and the Security Trustee may from time to time be the same entity, the Agent and Security Trustee have entered into this Agreement in their separate capacities as agent for the Lenders under and pursuant to this Agreement and as security trustee for the Beneficiaries (as defined in the Security Trust Deed) to hold the security created or to be created by the Security Documents on the terms set out in the Security Trust Deed. However, where this Agreement provides for the Agent to communicate with or provide instructions to the Security Trustee, while the Agent and the Security Trustee are the same entity, it will not be necessary for there to be any such formal communications or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

17.2     AGENT'S ACTIONS

         Any action taken by the Agent under or in relation to this Agreement with requisite authority, or on the basis of appropriate instructions, received from the Majority Lenders (or as otherwise duly authorised) shall be binding on all the Lenders.

17.3     AGENT'S DUTIES

         The Agent shall:

         (a) promptly notify each Lender of the contents of each notice, certificate or other document received by the Agent from any Security Provider under or pursuant to any of the Finance Documents;

         (b) consult the Lenders as to whether and, if so, how a discretion vested in the Agent is, either in any particular instance or generally, to be exercised

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                  but so that this shall not prevent the Agent in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers, or from instructing the Security Trustee to exercise its rights and powers, to preserve the security constituted by the Security Documents so long as the Agent promptly notifies the Lenders subsequently of such exercise; and

         (c) (subject to the other provisions of this clause 17) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent or security agent, as the Majority Lenders may reasonably direct.

17.4     AGENT'S RIGHTS

         The Agent may:

         (a) in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Lenders, and shall be fully protected in so doing;

         (b) unless and until it shall have received directions from the Majority Lenders, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Lenders (but shall not be obliged to do so);

         (c) refrain from acting in accordance with any instructions of the Majority Lenders to institute, or to instruct the Security Trustee to institute any legal proceedings arising out of or in connection with this Agreement and/or the Security Documents until it and/or the Security Trustee has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it and/or the Security Trustee would or might incur as a result;

         (d) deem and treat (i) each Lender as the Person entitled to the benefit of the Contribution of such Lender for all purposes of this Agreement and the Security Documents unless and until a Transfer Certificate shall have been filed with the Agent and shall have become effective, and (ii) the office set opposite the name of each Lender in schedule 1 or, as the case may be, in any relevant Transfer Certificate as such Lender's lending office unless and until a written notice of change of lending office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

         (e) rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Provider upon a certificate signed by any director of the relevant Security Provider on behalf of such Security Provider; and

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         (f)      refrain from doing anything which would, or might in its
                  opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

17.5     NO LIABILITY OF SECURITY TRUSTEE AND AGENT

         None of the Security Trustee, the Agent or any of their respective employees and agents shall:

         (a)      be obliged to request any certificate or opinion under clause
                  11.1 or any other provision of the Finance Documents or to make any enquiry as to the use of the proceeds of the Facility unless (in the case of the Agent) so required in writing by any Lender, in which case the Agent shall promptly make the appropriate request of the relevant Security Provider; or

         (b) be obliged to make any enquiry as to any breach or default by any Security Provider in the performance or observance of any of the provisions of any Finance Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Lender, in which case the Agent shall promptly notify the Lenders of the relevant event or circumstance; or

         (c) be obliged to enquire whether or not any representation or warranty made by any Security Provider pursuant to any of the Finance Documents is true; or

         (d) be obliged to do anything (including disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any Person; or

         (e) be obliged to account to any Lender for any sum or the profit element of any sum received by it for its own account; or

         (f) be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce any of the Finance Documents other than on the instructions of the Majority Lenders; or

         (g) be liable to any Lender for any action taken or omitted under or in connection with any of the Finance Documents or the Loan unless caused by its gross negligence or wilful misconduct.

         For the purposes of this clause 17 neither the Agent, nor the Security Trustee shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Person for the time being acting as the Agent or the Security Trustee, as the case may be, may become aware in the context of corporate


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

         finance, advisory or lending activities from time to time undertaken by the Agent or the Security Trustee, as the case may be, for the Borrower or any of its Subsidiaries or Associated Companies or any other Person which may be a trade competitor of any of the Security Providers or may otherwise have commercial interests similar to those of any of the Security Providers.

17.6     NON-RELIANCE ON  SECURITY TRUSTEE OR AGENT

         Each Lender acknowledges, by virtue of its execution of this Agreement or, as the case may be, a Transfer Certificate, that it has not relied on any statement, opinion, forecast or other representation made by the Security Trustee or the Agent to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent or the Security Trustee and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Security Provider and its own independent investigation of the financial condition, prospects and affairs of each Security Provider in connection with the making and continuation of the Loan under this Agreement. None of the Security Trustee or the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the Security Providers whether coming into its possession before the making of any Advance or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 17.3(a).

17.7 NO RESPONSIBILITY ON SECURITY TRUSTEE OR AGENT FOR ANY SECURITY PROVIDER'S PERFORMANCE

         None of the Security Trustee or the Agent shall have any responsibility or liability to any Lender:

         (a) on account of the failure of any Security Provider to perform its obligations under any Finance Document; or

         (b)      for the financial condition of any Security Provider; or

         (c) for the completeness or accuracy of any statements, representations or warranties in any Finance Document or any document delivered under any Finance Document; or

         (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Finance Documents or of any certificate, report or other document executed or delivered under any of the Finance Documents; or

         (e) otherwise in connection with the Facility or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders.

17.8     RELIANCE ON DOCUMENTS AND PROFESSIONAL ADVICE



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         The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's employment).

17.9     OTHER DEALINGS

         The Agent may, without any liability to account to the Lenders, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Provider or any of their respective Associated Companies or any of the Lenders as if it were not the Agent, as the case may be.

17.10    RIGHTS OF AGENT AND SECURITY TRUSTEE AS LENDER; NO PARTNERSHIP

         With respect to its own Commitment and Contribution (if any) the Agent and the Security Trustee shall have the same rights and powers under this Agreement and the Security Documents as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security Documents and the term "LENDERS" shall, unless the context clearly otherwise indicates, include the Agent and the Security Trustee in its individual capacity as a Lender. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

17.11    AMENDMENTS; WAIVERS

         (a) Subject to clause 17.11(b), the Agent may, with the consent of the Majority Lenders (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Lenders, shall (i) agree amendments or modifications to this Agreement or any Security Document with the Security Providers and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any Finance Document by any Security Provider. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Lenders) determine, shall be promptly notified to the Lenders by the Agent and (without prejudice to the generality of clause 17.2) shall be binding on all the Lenders.

         (b) Except with the prior written consent of all the Lenders, the Agent shall not have authority on behalf of the Lenders (A) to agree with any Security Provider any amendment or modification to any Finance Document or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under any Finance Document by any Security Provider, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any reduction in availability, any



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                  payment of principal, interest, commitment commission or other amount payable by any Security Provider under any Finance Document, (iii) change the currency in which any amount is payable by any Security Provider under any Finance Document,
                  (iv) increase any Lender's Commitment, (v) extend the Availability Period, (vi) change the definition of "Majority Lenders" in clause 1.5, (vii) change any provision of any Finance Document which requires the approval or consent of all the Lenders such that the relevant approval or consent may be given otherwise than with the sanction of all the Lenders,
                  (viii) change clauses 4.1 or 4.2, (ix) change the order of distribution under clause 8.10, (x) change clause 15.2, (xi) change this clause 17.11 or (B) release any Security Provider or any of their respective assets from the security created by any of the Security Documents unless such release is to permit the disposal or other dealing with such Security Provider or asset in accordance with the terms of the Finance Documents.

         (c) For the purposes of this clause 17.11 it is expressly agreed and acknowledged that the execution of any deed or instrument pursuant to a further assurance provision in the Security Documents shall not constitute an amendment or modification to, or variation of, this Agreement or any of the Security Documents.

17.12    REIMBURSEMENT AND INDEMNITY BY LENDERS

         Each Lender shall reimburse the Agent (rateably in accordance with such Lender's Commitment or Contribution), to the extent that the Agent is not reimbursed by the Security Providers, for the costs, charges and expenses incurred by the Agent in connection with the negotiation, preparation and execution of the Finance Documents and/or in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, any of the Finance Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Lender shall on demand indemnify the Agent (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with the Finance Documents or the performance of its duties under the Finance Documents or any action taken or omitted by the Agent under any of the Finance Documents, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.




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17.13    RETIREMENT OF AGENT

         (a) Subject to clause 17.15, the Agent may retire from its appointment as Agent under this Agreement having given to the Borrower and each of the Lenders not less than 30 days' notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Lenders (with the consent of the Borrower pursuant to clause 17.15) as a successor agent:

                  (i)      a Lender nominated by the Majority Lenders; or

                  (ii) failing such a nomination, any reputable and experienced bank or financial institution with offices in London nominated by the Agent.

                  Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the parent and the Lenders.

         (b) Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement (but shall continue to have the benefit of this clause 17 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under this Agreement.

17.14    SECURITY TRUSTEE AS JOINT CREDITOR

         (a) Each Finance Party and each Obligor agrees that the Security Trustee shall be the joint creditor (together with the relevant other Finance Party) of each and every payment obligation of each Obligor towards each of the other Finance Parties under the Finance Documents and that accordingly the Security Trustee will have its own independent right to demand payment by each Obligor in satisfaction of those obligations, provided that it is expressly acknowledged that any discharge of any payment obligation to the Security Trustee or the relevant other Finance Party shall to the same extent discharge the corresponding obligation owing to the other party.


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         (b)      Without limiting or affecting the Security Trustee's right against any Obligor (whether under this clause or under any other provision of the Finance Documents) the Security Trustee agrees with each other Finance Party (on a several and divided basis) that it will not exercise its rights as joint creditor with another Finance Party except with the prior written consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee's right to act in the protection or preservation of rights under or to enforce any Finance Document as contemplated by the relevant Finance Document. Any amount recovered by the Security Trustee as a result of the operation of this clause 17.14 shall be held for the benefit of each Finance Party to be applied in accordance with Security Trust Deed.

17.15    BORROWER CONSENT TO CHANGE OF AGENT

         (a) If the Agent wishes to retire it must first give the Borrower at least 10 Business Days' notice of its intention to do so and such notice shall identify the Person (the "PROPOSED NEW AGENT") whom it is proposed would be appointed as the new Agent.

         (b) Within 10 Business Days' of service of any notice pursuant to clause 17.15(a), the Borrower may serve a counter-notice on the Agent expressly withholding its consent to the appointment of the Proposed New Agent as Agent (such consent not to be unreasonably withheld).

         (c) If the Borrower does not expressly withhold its consent within the time period specified in clause 17.15(b) the Borrower shall be deemed to have given its consent to the appointment of the Proposed New Agent as Agent.

         (d) It shall be deemed unreasonable for the Borrower to withhold consent, inter alia:

                  (i) if the Proposed New Agent is a Lender or a Proposed Transferee under clause 16.3 and the Borrower has previously withheld its consent to the proposed appointment of all other Lenders (other than a Lender who is a Nortel Entity) or Proposed Transferees as Agent; or

                  (ii)     if:

                           (A) the Proposed New Agent is a Proposed Transferee under clause 16.3 from a Nortel Entity;

                           (B)      such Nortel Entity is the only Lender;

                           (C) such Proposed Transferee has made it a condition of transfer that the Proposed Transferee (or one of its Affiliates) be appointed Agent; and

                           (D) the Agent, having made reasonable efforts, is unable to procure a reasonable alternative Person, other than such Proposed Transferee, to act as Agent hereunder who would be reasonably acceptable to the Borrower, such Proposed Transferee and the Transferor Lender.

18       NOTICES AND OTHER MATTERS

18.1     NOTICES

         Every notice, request, demand or other communication under this Agreement shall:

         (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

         (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

         (c)      be sent:

                  (i)      to the Borrower at:


                           Militarstrasse 36,

                           CH-8004,

                           Zurich

                           Switzerland

                           Attention: General Counsel/ Chief Financial Officer

                           Fax: 411 297 2601

                  (ii)     to the Agent at:


                           Nortel Networks,
                           Loan Administration,
                           PO Box 833858
                           Richardson,
                           Texas
                           75083-3858
                           USA

                           Attention: Kimberley Poe/ Jacqueline Grace, Loan Administration

                           Fax: 1 972 684 7687



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

                           Tel: 1 972 684 3808

                  (iii) to each Lender: at its address specified in schedule 1 or in any relevant Transfer Certificate,

                  or to such other address or telefax number as is notified by the relevant party to the other parties to this Agreement save that a change of address of the Borrower or a Finance Party need only be notified to the Agent and the Security Trustee.

18.2     NOTICES THROUGH THE AGENT

         Every notice, request, demand or other communication under this Agreement to be given by the Borrower to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Borrower (or any of them) shall (except as otherwise provided in this Agreement) be given by the Agent.

18.3     NO IMPLIED WAIVERS, REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party hereto of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

18.4     ENGLISH TRANSLATIONS

         All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the Agent and the Lenders shall be entitled to rely.

18.5     COUNTERPARTS

         This Agreement and each other Finance Document may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts of the same Finance Document shall together constitute one and the same instrument.

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19       GOVERNING LAW AND JURISDICTION

19.1     LAW

         This Agreement shall be governed by English law.

19.2     SUBMISSION TO JURISDICTION

         For the benefit of the Finance Parties the Borrower irrevocably agrees that:

         (a) the High Court of Justice in England is to have jurisdiction for all purposes of, or in connection with, the Finance Documents;

         (b) it submits to the jurisdiction of the High Court of Justice in England; and

         (c) any Finance Party may also commence proceedings against the Borrower in any jurisdiction where the Borrower may have assets.

19.3     AGENT FOR SERVICE OF PROCESS

         The Borrower irrevocably designates, appoints and empowers Carrier 1 U.K. Ltd to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with the Finance Documents.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   SCHEDULE 1

                        THE LENDERS AND THEIR COMMITMENTS


      NAME               ADDRESS AND TELEFAX               PERCENTAGE COMMITMENT
                               NUMBER

Nortel Networks PLC      Westacott Way, Berkshire,          100 per cent.
                               SL6 3QH

                             01628 432884

                                   SCHEDULE 2

                                     PART A

                  FORM OF DRAWDOWN NOTICE - SUPPLIER FINANCING


To:      [Agent]

                                                                             19


                        MULTI-CURRENCY FACILITY AGREEMENT
           DATED _________________  1999 (AS FROM TIME TO TIME AMENDED,
      VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED, THE "AGREEMENT")

         We refer to the Agreement and hereby give you notice that we wish to draw down an Advance of [SPECIFY ONE OPTIONAL CURRENCY AND THE AMOUNT OF SUCH OPTIONAL CURRENCY](1) on _______________19___ and select first Interest Period in respect of the same to be ___ months. The funds should be credited to [Nortel Account] in accordance with clauses 4.2(a) and 4.3(e) of the Agreement.

         We confirm that:

         (a) so far as we are aware, no event or circumstance has occurred and is continuing which constitutes a Default; and

         (b) the representations and warranties contained in clause 10.1 of the Agreement to be repeated in accordance with clause 10.2 of the Agreement are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice;

         We attach copies of the documentation relating to this Advance as required under clause 4.3 of the Agreement (the "RELEVANT DOCUMENTATION"). We warrant that none of the Relevant Documentation has supported any other Drawdown Notice made by us in respect of an Advance which has not been repaid in full.

         The Advance is to be used for the purpose of financing the acquisition of Equipment by [SPECIFY NAME OF PURCHASER] (who is a [SPECIFY WHETHER A SECURED PURCHASER OR AN UNSECURED PURCHASER] ) from [NAME NORTEL ENTITY WHO IS THE SUPPLIER] under [DESCRIBE CONTRACT E.G. PARTIES/ DATE] in accordance with clause 4.2(a) of the Agreement[.

         [The Margin applicable to this Advance pursuant to clause 5.8 of the Agreement shall be [4] [5] per cent per annum.]

------------------------------------------------------------------------------
(1) If a drawdown in more than one currency is required then separate
    Drawdown Notices will be required.

         Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

         This Drawdown Notice shall be governed by English Law.

                              For and on behalf of

                ................................................
                                   as Borrower

                                     PART B

                 FORM OF DRAWDOWN NOTICE - SUPPLIER RE-FINANCING


                        MULTI-CURRENCY FACILITY AGREEMENT
             DATED _______________1999 (AS FROM TIME TO TIME AMENDED,
      VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED, THE "AGREEMENT")

We refer to the Agreement and hereby give you notice that we wish to draw down an Advance of
[SPECIFY ONE OPTIONAL CURRENCY AND THE AMOUNT OF SUCH OPTIONAL CURRENCY](1) on ____________19___ and select first Interest Period in respect of the same to be ____ months. The funds should be credited to [Account Name] in accordance with clause 4.2(b) of the Agreement.

We confirm that:

(a) so far as we are aware, no event or circumstance has occurred and is continuing which constitutes a Default; and

(b) the representations and warranties contained in clause 10.1 of the Agreement to be repeated in accordance with clause 10.2 of the Agreement are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

We attach copies of the documentation relating to this Advance as required under clause 4.3 of the Agreement including a certified true copy of invoices relating to this Advance (which were paid on the dates shown below) (the "RELEVANT DOCUMENTATION"):

[LIST INVOICES AND PAYMENT DATES]

We warrant that none of the Relevant Documentation has supported any other Drawdown Notice made by us in respect of an Advance which has not been repaid in full.

The Advance is to be used for the purpose of re-financing the acquisition of Equipment by [SPECIFY NAME OF PURCHASER] (who is a [SPECIFY WHETHER A SECURED PURCHASER OR AN UNSECURED PURCHASER] ) from [NAME NORTEL ENTITY WHO IS THE SUPPLIER] under [DESCRIBE CONTRACT E.G. PARTIES/ DATE] in accordance with clause 4.2(b) of the Agreement.

[The Margin applicable to this Advance pursuant to clause 5.8 of the Agreement shall be [4] [5] per cent per annum.]

------------------------------------------------------------------------------
(1) If a drawdown in more than one currency is required then separate
    Drawdown Notices will be required.

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

This Drawdown Notice shall be governed by English Law.



                              For and on behalf of

                ................................................
                                   as Borrower

                                     PART C

                FORM OF DRAWDOWN NOTICE - NON-SUPPLIER FINANCING


To:      [Agent]

                                                                             19


                        MULTI-CURRENCY FACILITY AGREEMENT
             DATED ______________ 1999 (AS FROM TIME TO TIME AMENDED,
      VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED, THE "AGREEMENT")

We refer to the Agreement and hereby give you notice that we wish to draw down an Advance of
[SPECIFY ONE OPTIONAL CURRENCY AND THE AMOUNT OF SUCH OPTIONAL CURRENCY](1) on ___________________19___ and select first Interest Period in respect of the same to be ____ months. The funds should be credited to [SPECIFY ACCOUNT DETAILS] in accordance with clause 4.2(c) of the Agreement.

We confirm that:

(a) so far as we are aware, no event or circumstance has occurred and is continuing which constitutes a Default; and

(b) the representations and warranties contained in clause 10.1 of the Agreement to be repeated in accordance with clause 10.2 of the Agreement are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

We attach a certified true copy of invoices and other documentation as required under clause 4.3 of the Agreement (the "RELEVANT DOCUMENTATION"). We warrant that none of the Relevant Documentation has supported any other Drawdown Notice made by us in respect of an Advance which has not been repaid in full.

The Advance is to be used for the purpose of financing the acquisition of Equipment by [SPECIFY NAME OF PURCHASER] (who is a [SPECIFY WHETHER A SECURED PURCHASER OR AN UNSECURED PURCHASER] ) from [NAME VENDOR] under [DESCRIBE CONTRACT E.G. PARTIES/ DATE] in accordance with clause 4.2(c) of the Agreement[.

[The Margin applicable to this Advance pursuant to clause 5.8 of the Agreement shall be [4] [5] per cent per annum.]


------------------------------------------------------------------------------
(1) If a drawdown in more than one currency is required then separate
    Drawdown Notices will be required.

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

This Drawdown Notice shall be governed by English Law.



                              For and on behalf of

                ................................................
                                   as Borrower

                                     PART D

               FORM OF DRAWDOWN NOTICE - NON-SUPPLIER REFINANCING



                        MULTI-CURRENCY FACILITY AGREEMENT
           DATED __________________ 1999 (AS FROM TIME TO TIME AMENDED,
      VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED, THE "AGREEMENT")

We refer to the Agreement and hereby give you notice that we wish to draw down an Advance of [SPECIFY ONE OPTIONAL CURRENCY AND THE AMOUNT OF SUCH OPTIONAL CURRENCY](1) on ___________________19___ and select first Interest Period in respect of the same to be ___ months. The funds should be credited to [SPECIFY ACCOUNT DETAILS] in accordance with clause 4.2(d) of the Agreement.

We confirm that:

(a) so far as we are aware, no event or circumstance has occurred and is continuing which constitutes a Default; and

(b) the representations and warranties contained in clause 10.1 of the Agreement to be repeated in accordance with clause 10.2 of the Agreement are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

We attach copies of the documentation relating to this Advance as required under clause 4.3 of the Agreement including a certified true copy of invoices relating to this Advance (which were paid on the dates shown below) as required under clause 4.3 of the Agreement (the "RELEVANT DOCUMENTATION"):

[LIST INVOICES AND PAYMENT DATES]

We warrant that none of the Relevant Documentation has supported any other Drawdown Notice made by us in respect of an Advance which has not been repaid in full.

The Advance is to be used for the purpose of re-financing the acquisition of Equipment by [SPECIFY NAME OF PURCHASER] (who is a [SPECIFY WHETHER A SECURED PURCHASER OR AN UNSECURED PURCHASER] ) from [VENDOR] under [DESCRIBE CONTRACT E.G. PARTIES/ DATE] in accordance with clause 4.2(b) of the Agreement.

[The Margin applicable to this Advance pursuant to clause 5.8 of the Agreement shall be [4] [5] per cent per annum.]


------------------------------------------------------------------------------
(1) If a drawdown in more than one currency is required then separate
    Drawdown Notices will be required.

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

This Drawdown Notice shall be governed by English Law.



                              For and on behalf of

                ................................................
                                   as Borrower

                                   SCHEDULE 3

                    PART A - DOCUMENTS AND EVIDENCE REQUIRED
                  AS CONDITIONS PRECEDENT TO THE FIRST ADVANCE


(a) Copies, certified as true, complete and up-to-date copies by two Officers of the certificate of incorporation and Memorandum and Articles of Association (or equivalent constitutional documents) of the Borrower.

(b) A copy, certified as a true copy by two Officers of resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement and each Security Document to which it is a party (if any) and authorising its appropriate officers to execute and deliver this Agreement and each Security Document to which it is a party (if any) and to give all notices and take all other action required by it under this Agreement and each Security Document to which it is a party (if any) including, in the case of the Borrower, Drawdown Notices.

(c) Copies, certified as true and complete (including all amendments and supplements thereto) each Indenture and the Offering Memoranda.

(d) Copies, certified as true and complete (including all amendments and supplements thereto) of each Warrant Agreement.

(e) Specimen signatures, authenticated by two Directors of the Borrower of the persons authorised in the resolutions of the Board of Director referred to in paragraph (b) above, together with originals of any powers of attorney granted by the Borrower.

(f)      The Business Plan.

(g) Copies, certified as true, complete and up-to-date by two Officers of the Borrower of each of the documents mentioned in clause 11.2(f)(vii).

(h) An opinion of Norton Rose, solicitors to the Agent, dated no earlier than the date of this Agreement.

(i) An opinion of Bonn & Schmitt, special legal advisers in Luxembourg to the Finance Parties, dated no earlier than the date of this Agreement.

(j) A copy of the audited consolidated financial statements of the Borrower and its Subsidiaries for the financial year ended 31 December 1998.

(k)      A report from DDV Telecommunications & Media Consultants

(l)      Each Pledge Agreement;

(m)      The Fee Letter referred to in clause 7.1(a)

(n)      Fees payable under clause 7.1(a).

(o)      All expenses owed to the Agent pursuant to clause 7.2(a).

(p) Copies, certified as true, complete and up-to-date copies by two Officers of the Borrower of:

         (i) each Material Agreement (save that in respect of Interconnect Agreements, the conditions precedent shall only be those listed in sub-paragraph (iii) below); and

         (ii)     each Licence in respect of the following Relevant
                  Jurisdictions:

                  (A)      Germany;

                  (B)      the United Kingdom;

                  (C)      Austria;

                  (D)      Belgium;

                  (E)      Denmark;

                  (F)      France;

                  (G)      Ireland;

                  (H)      Italy;

                  (I)      Finland;

                  (J)      Netherlands;

                  (K)      Norway;

                  (L)      Sweden; and

                  (M)      Switzerland; and

         (iii) each Interconnect Agreement in respect of the following Relevant Jurisdictions:

                  (A)      Germany;

                  (B)      the United Kingdom;

                  (C)      Austria;

                  (D)      Belgium;

                  (E)      France;

                  (F)      Italy;

                  (G)      Netherlands;

                  (H)      Sweden; and

                  (I)      Switzerland.

                                   SCHEDULE 3

               PART B - DOCUMENTS AND EVIDENCE UNDER CLAUSE 5.8(a)


(a) Copies, certified as true, complete and up-to-date copies by two Officers relevant Purchaser of the Memorandum and Articles of Association of the relevant Purchaser.

(b) Copies, certified as a true copy by two Officers of the Borrower, of resolutions of the Board of Directors of the relevant Purchaser evidencing approval of each Security Document to which it is a party and authorising its appropriate officers to execute and deliver each Security Document to which it is a party and to give all notices and take all other action required by it under each Security Document to which it is a party.

(c) Specimen signatures, authenticated by two Officers, of the persons authorised in the resolutions of the Board of Directors referred to in paragraph (b) above, together with originals of any powers of attorney granted by the relevant Purchaser.

(d) Evidence (including but not limited to acceptance certificates) reasonably satisfactory to the Agent that the relevant Purchaser has unencumbered title to the relevant Equipment and that such Equipment has been accepted under the relevant purchase contract.

(e) Security Documents in respect of the relevant Equipment executed by the Purchaser.

(f)      Security Trust Deed.

(g)      An opinion of Norton Rose, solicitors to the Agent.

(h)      An opinion of counsel in the Relevant Jurisdiction of the relevant
         Purchaser.

(i) An opinion of counsel in the jurisdiction of the relevant Equipment if the Equipment is to be located in a jurisdiction different to the Relevant Jurisdiction of the Purchaser.

(j)      Purchase Orders.

                                   SCHEDULE 4

                         CALCULATION OF ADDITIONAL COST

 (THE ADDITIONAL COST SHALL BE CALCULATED AS IF NORTEL NETWORKS PLC WERE THE
                                  ONLY LENDER)

1 The Additional Cost shall be calculated by the Agent in respect of each period for which it falls to be calculated relating to an Advance in accordance with the following formulae:

         In relation to Sterling Advance:

                           CL + S(L - Z) = 0.01F
                           --------------------- = PER CENT. PER ANNUM
                              100 - (C + S)

         In relation to each other Advance (if any):

                                   0.01F
                                 Y ----- = PER CENT. PER ANNUM
                                    100

         Where:

         C        =        The amount required to be held as a non-interest
                           bearing cash ratio deposit with the Bank of England expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

         F        =        The amount of Sterling per (pound)1,000,000 of the
                           fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

         L        =        The rate of interest per annum at which Sterling
                           deposits of an amount comparable to the relevant
                           Advance are offered by the Agent to leading banks in the London Interbank Market at or about 11.00 a.m. on the date of calculation for a period comparable to the period for which the Additional Cost is to be calculated.

         S        =        The amount required to be placed as special deposits
                           with the Bank of England, expressed as a percentage of an eligible institution's eligible liabilities
                           (above any stated minimum).

         Y        =        The fraction of foreign currency liabilities taken
                           into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

         Z        =        The lower of L and the rate of interest per annum
                           paid by the Bank of England on special deposits at or about 11.00 a.m. on the date of calculation.

2        For the purposes of calculating the Additional Cost:

         (a) C, L, S and Z are included in the formula as numbers and not as percentages, e.g. if C = 0.15 per cent. and L = 7 per cent. CL is calculated as 0.15 x 7;

         (b) the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

         (c)      each amount is rounded up to the nearest four decimal places;
                  and

         (d) if the formula produces a negative percentage, the percentage shall be taken as zero.

3 If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Agent's opinion (after consultation with the Lenders) make the formulae (or either of them) no longer appropriate, the Agent shall be entitled by notice to the Borrower to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such other formulae so stipulated shall take effect in accordance with the terms of such notice.

4        In this schedule 4:

         "AUTHORISED" and "INSTITUTION" have the meanings given to those terms in the Banking Act 1987;

         "BANK OF ENGLAND ACT" means the Bank of England Act 1998;

         "ELIGIBLE INSTITUTION" has the meaning given to that term in schedule 2 to the Bank of England Act;

         "ELIGIBLE LIABILITIES" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1999 or the applicable substitute order made under the Bank of England Act as is in force on the date of application of the formula;

         "FEE BASE" has the meaning given to that term in the Fees Regulations;

         "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

         "SPECIAL DEPOSITS" has the meaning given to that term by the Bank of England on the date of application of the formula.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE


LENDERS ARE ADVISED NOT TO EMPLOY TRANSFER CERTIFICATES WITHOUT FIRST ENSURING THAT THE TRANSACTION COMPLIES WITH ALL APPLICABLE LAWS AND REGULATIONS, INCLUDING THE FINANCIAL SERVICES ACT 1986 AND REGULATIONS MADE THEREUNDER.


To:      [Agent]


         Attention: ______________________19___


TRANSFER CERTIFICATE

This Transfer Certificate relates to an Agreement (as from time to time amended, varied, extended, restated, refinanced or replaced, the "AGREEMENT") dated _________________1999 between ________________. Terms defined in the Agreement shall have the same meaning in this Transfer Certificate.

1 [NAME OF TRANSFEROR LENDER] (the "TRANSFEROR LENDER") (a) confirms the accuracy of the summary of its Commitment and Contribution set out in the schedule to this Transfer Certificate; and (b) requests [TRANSFEREE LENDER] (the "TRANSFEREE") to accept by way of assignment and transfer the portion of its Commitment and Contribution specified in the schedule to this Transfer Certificate by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Transferee requests the Agent (on behalf of itself and the other parties to the Agreement) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 16.3 of the Agreement, so as to take effect in accordance with its terms on [DATE OF TRANSFER], (the "EFFECTIVE DATE").

3 The Agent (on behalf of itself and the other parties to the Agreement) confirms the assignment and transfer effected by this Transfer Certificate pursuant to and for the purposes of clause 16.3 of the Agreement.

4        The Transferee confirms:

         (a) that it has received a copy of the Agreement and all the Security Documents and other documentation and information required by it in connection with the transactions contemplated by this Transfer Certificate;

         (b) that it has made its own assessment of the execution, effectiveness, adequacy, genuineness, validity, enforceability and admissibility in evidence of the Agreement, the Security Documents and this Transfer

                  Certificate and has not relied and will not rely on the Transferor Lender or any statements made by the Transferor Lender in that respect;

         (c) that it has made and will continue to make its own appraisal of the creditworthiness of the Security Providers and its own independent investigation of the financial condition, prospects and affairs of the Security Providers and has not relied and will not rely on the Transferor Lender, the Agent, the Security Trustee or any other Lender or any statement, opinion, forecast or other representation made by the Transferor Lender, the Agent, the Security Trustee or any other Lender in that respect;

         (d) accordingly, none of the Transferor Lender, the Agent, the Security Trustee or any other Lender shall have no liability or responsibility to the Transferee in respect of any of the foregoing matters[; and]

         (e)      it is a Qualifying Person.

5 Execution of this Transfer Certificate by the Transferee constitutes its representation to the Transferor Lender and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Lender on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Transfer Certificate.

6 The Transferee acknowledges that the Transferor Lender has no obligation to repurchase or re-acquire any of the rights and obligations assigned or transferred by virtue of this Transfer Certificate or to support, indemnify or compensate the Transferee for any losses suffered by the Transferee as a consequence of the novation effected by virtue of this Transfer Certificate.

7 The Transferee hereby undertakes to the Transferor Lender, the Security Providers, the Security Trustee and the Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Transfer Certificate by the Agent.

8        This Transfer Certificate is governed by English law.

NOTE: THIS TRANSFER CERTIFICATE IS NOT A SECURITY, BOND, NOTE, DEBENTURE, INVESTMENT OR SIMILAR INSTRUMENT.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.


                                  THE SCHEDULE

                                                                           DOLLAR AMOUNT
AMOUNT OF           SECURED/           NEXT  INTEREST    PORTION           OF COMMITMENT    PORTION
ADVANCE             UNSECURED ADVANCE  PAYMENT DATE      TRANSFERRED       $                TRANSFERRED $
-------             -----------------  ------------      -----------       -------------    -------------



         ADMINISTRATIVE DETAILS OF TRANSFEREE

Lending office:

Account for payments:

Telephone:

Telefax:

Attention:


[TRANSFEROR LENDER]        [TRANSFEREE]
By:      By:
Date:    Date:

The Agent
By:

on its own behalf
and on behalf of the other parties to the Agreement

Date:
                                                       ]

                                   SCHEDULE 6

        DOCUMENTS AND EVIDENCE TO BE DELIVERED BY A SUBSIDIARY GUARANTOR

         (a) A Subsidiary Guarantee duly executed by the Subsidiary Guarantor and the Borrower.

         (b) A copy of the constitutional documents of each of the Subsidiary Guarantor.

         (c) A copy of a resolution of the board of directors of each of the Subsidiary Guarantor approving the terms of, and the transactions contemplated by, the Subsidiary Guarantee and authorising its Authorised Officers to execute and deliver the Subsidiary Guarantee and give all notices and take all other action required by it under the Finance Documents to which it is party;

         (d) A certificate of a director of the Subsidiary Guarantor certifying that the amounts to be guaranteed by the Subsidiary Guarantor would not cause any guaranteeing limit binding on it to be exceeded.

         (e) A specimen of the signature of each person authorised by a resolution referred to in paragraph (c) above.

         (f) A legal opinion of English legal advisers, acceptable to the Agent, addressed to Agent and to the Security Trustee on behalf of the Finance Parties.

         (g) If the Subsidiary Guarantor is incorporated in a jurisdiction outside England, a legal opinion of legal advisers, acceptable to the Agent, in the jurisdiction of incorporation of the Subsidiary Guarantor (as appropriate), addressed to the Agent and to the Security Trustee on behalf of the Finance Parties.

         (h) A certificate of an Authorised Officer of the Subsidiary Guarantor certifying that each copy document specified in this schedule 6 and relating to it is correct, complete and in full force and effect as at a date no earlier than the date of the Subsidiary Guarantee.

         (i) A certificate of an Authorised Officer of the Borrower confirming that its constitutional documents have not been amended (or, if they have, enclosing a copy of the amended constitutional documents) and that all authorisations and resolutions authorising its appropriate officers to execute and deliver the Subsidiary Guarantee remain in full force and effect.

         (j) Any other documents as the Agent may reasonably require after taking the advice of the legal advisers referred to in paragraphs (g) and (h) above.

                                   SCHEDULE 7

                                 AGENT'S LETTER

                             [Headed paper of Agent]



To:      [The Borrower]


Dear Sirs,

REQUEST TO DESIGNATE A PURCHASER AS A SECURED PURCHASER

You have indicated to us that you intend to make a Drawdown Request relative to [IDENTIFY NAME OF PURCHASER] within the next two Banking Days.

Based on the information and documentation you have supplied to us, we confirm that for the purposes of clause 5.8(c) of the Loan Agreement, such Purchaser shall be designated a Secured Purchaser.

This letter shall be governed by English law.

Yours faithfully




 .............................
(for the Agent)

BORROWER

SIGNED for and on behalf of                 )       /s/ TERJE NORDAHL,
CARRIER I INTERNATIONAL                     )       ------------------------
S.A.                                        )       CHIEF OPERATING OFFICER

                                                    /s/ KEES VAN OPHEM
                                                    ------------------------
                                                    VICE PRESIDENT
                                                    & GENERAL COUNSEL

LENDERS

SIGNED for and on behalf of                 )       /s/ IAIN J MORGAN
NORTEL NETWORKS                             )       ------------------------
PLC.                                        )


AGENT

SIGNED for and on behalf of                 )       /s/ IAIN J MORGAN
NORTEL NETWORKS                             )       ------------------------
INC.                                        )




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